                                                                    Exhibit 10.8

                    WESTBURY INTERNATIONAL (1991) CORPORATION

                                                          Landlord

                                     - and -



                              LEGATO SYSTEMS, INC.

                                                          Tenant

                              --------------------

                                      LEASE

                              --------------------



                            WESTBURY BUSINESS PARK I

                  1111 International Blvd., Burlington, Ontario



                                    PREMISES
                                    --------

Article                                                                   Page
-------                                                                   ----
ARTICLE I INTERPRETATION                                                      1
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1.01    Some basic lease provisions                                           1
1.02    Schedules                                                             2
1.03    Defined Terms                                                         3
1.04    Net Lease                                                             8
1.05    Obligations as Covenants                                              9
1.06    Entire Agreement                                                      9
1.07    Partial Invalidity                                                    9
1.08    Table of Contents, Headings and Numbering                             9
1.09    Divisions of the Lease                                                9
1.10    Number and Gender                                                     9
1.11    Where Tenant is a Partnership                                         9
1.12    Governing Law                                                        10
1.13    Successors and Assigns                                               10
1.14    Time of the Essence                                                  10
1.15    Generally Accepted Accounting Principles                             10

ARTICLE II DEMISE AND TERM                                                   10
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2.01    Lease of Premises                                                    10
2.02    Area of the Premises                                                 10
2.03    Use of Additional Areas                                              11
2.04    Term                                                                 11
2.05    Surrender of the Premises                                            11
2.06    Overholding                                                          11
2.07    Modification of Premises                                             12
2.08    Parking                                                              12

ARTICLE III RENT AND OPERATING COSTS                                         12
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3.01    Covenant to Pay                                                      12
3.02    Basic Rent                                                           12
3.03    Tenant to Pay Proportionate Share of Operating Costs                 12
3.04    Allocation of Operating Costs                                        13
3.05    Additional Rent Treated as Rent                                      13
3.06    Interest on Amounts in Default                                       13

ARTICLE IV TAXES                                                             14
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4.01    Taxes payable by the Landlord                                        14
4.02    Taxes payable by the Tenant                                          14
4.03    Other Taxes of the Tenant                                            15
4.04    Tenant's Responsibility                                              16
4.05    Assessment Appeals                                                   16

ARTICLE V CONTROL OF THE OFFICE CAMPUS                                       17
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5.01    Operation of the Office Campus by the Landlord                       17
5.02    Control of the Office Campus by the Landlord                         17
5.03    Rules and Regulations                                                18
5.04    Signs and Advertising                                                18

ARTICLE VI COMMON AREAS, BUILDING SERVICES, UTILITIES                        19
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6.01    Common Areas and Office Campus Systems                               19
6.02    Interior Climate Control in the Premises                             19
6.03    Caretaking and Cleaning of the Premises                              20
6.04    Utility Services, Light Bulbs                                        21
6.05    Tenant Not to Overload Facilities                                    21

ARTICLE VII USE OF THE PREMISES                                              22
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7.01    Use and Occupancy                                                    22
7.02    Compliance With Law                                                  22
7.03    Nuisance and Waste                                                   23
7.04    Tenant Not to Overload Floors                                        23
7.05    Inflammable Liquid or Dangerous Materials                            23
7.06    Defacing of Walls                                                    23

ARTICLE VIII REPAIRS, ALTERATIONS, LEASEHOLD IMPROVEMENTS, SUBSTANTIAL
-------------------------------------------------------------------------------
DAMAGE OR DESTRUCTION                                                        24
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8.01    Repair by the Landlord                                               24
8.02    Repair by the Tenant                                                 24
8.03    Landlord's Approval of Leasehold Improvements and Tenant's Repairs   25
8.04    Tenant to Discharge All Liens                                        27
8.05    Tenant to Notify Landlord of Damage                                  27
8.06    Substantial Damage or Destruction                                    27
8.07    Removal of Leasehold Improvements, Trade Fixtures and Chattels       29

ARTICLE IX INSURANCE                                                         30
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9.01    Tenant's Insurance Coverage                                          30
9.02    Policy Requirements                                                  31
9.03    Tenant's Failure to Insure                                           32
9.04    Insurance Proceeds for Loss of Leasehold Improvements                32
9.05    Increase in Insurance Premiums or Cancellation of Insurance          32
9.06    Landlord's Insurance                                                 33


ARTICLE X LIMITATION OF LIABILITIES                                          34
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10.01   Limitation of the Landlord's Liability                               34
10.02   Risk of Loss                                                         36
10.03   Acceptance of Premises                                               36
10.04   No Claim for Inconvenience                                           36
10.05   Indemnity by Tenant                                                  36
10.06   No Waiver                                                            37
10.07   Accord and Satisfaction                                              37
10.08   No Partnership or Agency                                             38
10.09   Excusable Delay                                                      38

ARTICLE XI ACCESS                                                            38
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11.01   Entry by Landlord                                                    38
11.02   Exhibiting Premises                                                  39
11.03   Where the Tenant is Not Available                                    39


ARTICLE XII STATUS CERTIFICATES; SUBORDINATION AND ATTORNMENT; FINANCIAL
-------------------------------------------------------------------------------
INFORMATION                                                                  39
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12.01   Status Certificates                                                  39
12.02   Subordination and Attornment                                         40
12.03   Information on Corporate Organization                                40

ARTICLE XIII ASSIGNING AND SUBLETTING                                        40
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13.01   Landlord's Consent Required                                          40
13.02   Landlord's Right to Terminate                                        41
13.03   Tenant Not Released on Transfer                                      41
13.04   Change in Control of Tenant                                          41
13.05   No Advertising of the Premises                                       42
13.06   Excess Rent                                                          42
13.07   Assignment by Landlord                                               43

ARTICLE XIV DEFAULT                                                          43
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14.01    Landlord's Right to Cure                                            43
14.02    Right to Re-enter                                                   43
14.03    Right to Relet                                                      45
14.04    Expenses                                                            45
14.05    Waiver of Exemption for Distress                                    45
14.06    Lien on Tenant's Goods and Equipment                                45
14.07    Default of Payment Collectible as Additional Rent                   46
14.08    Remedies are Cumulative                                             46
14.09    Act of Subtenants                                                   46
14.10    Waiver of Offset                                                    46

ARTICLE XV MISCELLANEOUS                                                     46
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15.01    Notices                                                             46
15.02    Registration of Lease                                               47
15.03    Quiet Enjoyment                                                     48
15.04    Landlord's Records                                                  48
15.05    Decisions                                                           48
15.06    Acceptance of Lease                                                 48

ARTICLE XVI ADDITIONAL LEASE PROVISIONS                                      48
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16.01    Extension Option                                                    48
16.02    Landlord's Work                                                     49
16.03    Tenant's Work and Allowance                                         49
16.04    Tenant's Right of Cancellation                                      50
16.05    Payment of Tenant's Overholding Costs                               50
16.06    Liquidated Damages                                                  51
16.07    Rent Free Days                                                      51
16.08    Option on Additional Space                                          51
16.09    Comparable Development                                              52
16.10    Management Responsibility and Fees                                  52


SCHEDULES
----------

Schedule A Description of Land
Schedule B Plan of the Office Campus
Schedule C Floor plan(s) of the Premises
Schedule D Rules and Regulations
Schedule E Methods of Measurement of Rentable Area and Useable Area Schedule F Landlord's Work
Schedule G Tenant's Work
Schedule H Construction Schedule

This lease made the 14th day of December, 1999.
                    ----

BETWEEN:

                    WESTBURY INTERNATIONAL (1991) CORPORATION

                                (the "Landlord")

                                     - and -

                              LEGATO SYSTEMS, INC.

                                 (the "Tenant"),

                EVIDENCES THAT, in consideration of the rents reserved and the covenants and agreements contained below, the Landlord and the Tenant agree as follows:

                                    ARTICLE I
                                 INTERPRETATION

    1.01        Some basic lease provisions

                The following are some basic lease provisions that form part of, and are referred to in other provisions of, this lease:

        (1) The term of this lease shall commence on the Commencement Date and, unless extended pursuant to the terms of this lease or by agreement between the parties, shall expire on September 30, 2010.
                             ------------------

        (2) The Premises (hereinafter "the Premises") are those parts of the Building as follows:

                Floor       Useable Area (sq.ft.)     Rentable Area (sq.ft.)
                -----       ---------------------     ---------------------
                1            10,392                             11,184
                2            16,866                             18,040
                3            18,677                             19,898
                4            18,677                             19,898
                5            18,677                             19,898
                6            18,677                             19,898
                7            18,677                             19,898

                and which are shown on the floor plans attached as Schedule "C". The Useable Area and Rentable Area for each floor, or portion thereof, shall be calculated as set out in Schedule "E".

        (3)     The Building address is 1000 International Blvd.,
                                        -----------------------
                Burlington, Ontario.
                -------------------

        (4)     The Rentable Area of the Premises is approximately 128,714 sq.
                ft.

        (5)     The Useable Area of the Premises is approximately 120,643 sq.
                ft.

        (6) The Commencement Date of this lease shall be subject to the rights of cancellation by the Tenant herein, the date which is the earliest of:

                       (i) the date that the Landlord has given the Tenant written notice that the Landlord has substantially completed the Landlord's Work and the Tenant's Work with respect to the Initial Premises, which determination shall be final and binding on both parties;

                       (ii) the date that the Tenant occupies the Premises or any part thereof for the purpose of conducting business, and

                       (iii)   May 20. 2001.
                               ------------

        (7)     Subject to section 3.02, the Basic Rent referred to in section
                3.02 is as follows:

                (a)    For the Initial Premises:

                       (i)     From and after the Commencement Date until
                       ---     September 30, 2005 $1,513,296.00 per year,
                               ------------------
                               payable in equal consecutive monthly installments of $126,108.00 each in advance on the first day of each calendar month, based on an annual rate of $15.50 per square foot of Rentable Area of the Premises, the first such installment to be paid on the Commencement Date.

                (b)    For the Remaining Premises:

                       (i) From the date the Tenant occupies any part of the Remaining Premises ("Subsequent Commencement Date" until September 30, 2005, an amount equal to the product obtained by multiplying the Rentable Area of such part of the Remaining Premises x $15.50, such amount to be paid in equal consecutive monthly installments in advance on the first day of each calendar month, the first such installment to be paid on the Subsequent Commencement Date; provided however that if any of the Remaining Premises are unoccupied by the Tenant on the first anniversary date of the Commencement Date, ("Final Commencement Date"), the Tenant shall commence payment of Basic Rent for such unoccupied space from the Final Commencement Date in an amount equal to the product obtained by multiplying the Rentable Area of such part of the Remaining Premises x $15.50, such amount to be paid in equal consecutive monthly installments in advance on the first day of each calendar month, the first such installment to be paid on the Final Commencement Date.


                (c)    For the Premises:

                         (i) from October 1, 2005 until September 30, 2010, the sum of $2,297,509.20 per year, payable in equal consecutive monthly installments of $191,459.10 each in advance on the first day of each calendar month, based on an annual rate of $17.85 per square foot of Rentable Area of the Premises, the first of such installment to be paid on October 1, 2005.

        (8) The Landlord acknowledges receipt from the Tenant of $252,216.00 ("Deposit") to be held by the Landlord without interest thereon to the Tenant and to be applied by the Landlord on account of the Basic Rent and Additional Rent payable under this Lease for the first two months of the Term.
                                            ---
1.02        Schedules

            The schedules to this lease are a part of it and consist of:

            Schedule A Description of Land
            Schedule B Plan of the Office Campus
            Schedule C Floor plan(s) of the Premises

                Schedule D Rules and Regulations
                Schedule E Methods of measurement of Rentable Area and Useable
                 Area
                Schedule F Landlord's Work
                Schedule G Tenant's Work
                Schedule H Construction Schedule

1.03            Defined Terms

                In this lease,

                "Accountant" means the chartered accountant (who may be the Landlord's internal accountant or auditor) from time to time named by the Landlord;

                "Additional Rent" means any and all sums of money or charges required to be paid by the Tenant under this lease (except Basic Rent) whether or not designated "Additional Rent" and whether or not payable to the Landlord;

                "Architect" means the architect from time to time named by the Landlord and approved by the Tenant;

                "Basic Rent" means the annual rent payable by the Tenant pursuant to section 3.02;

                "Building" means the office building structure bearing the municipal address identified in section 1.01(3) in which the Premises are located that the Landlord is constructing or has constructed as part of the Office Campus including all improvements, equipment, facilities, installations, systems and services and all public areas that are in or adjacent to the structure or that serve or are for the benefit of the structure, or as such structure, improvements, equipment, facilities, installations, systems, services and public areas may be altered, expanded or reduced from time to time;

                "Business Day" means any day that is not a Saturday, a Sunday or a holiday as defined in the Interpretation Act of Ontario;

                "Business Hours" means the period from 7:00 a.m. to 6:00 p.m. on any Business Day; "Commencement Date" means the date specified in section 1.01
(6);

                "Common Areas" means those areas, as expanded, reduced or rearranged from time to time, in the Office Campus that serve or are intended to be used by or to benefit more than one tenant or component of the Office Campus and that are not rented or designated or intended by the Landlord to be rented, including, but not limited to, passenger and service elevator lobbies, entrances, access and service corridors, indoor and outdoor walkways (both open and enclosed), stairways, public washrooms, landscaped or planted areas, the mailroom, electrical, telephone, meter, valve, mechanical, storage and janitor rooms, shipping and receiving areas and loading docks, and driveways and laneways;

                "Current Market Rental Rate" means the rental rate on a square foot basis charged for similar premises located in the same municipality as the Building;

                "Indemnifier" means, if applicable, the person that has executed or agreed to execute an indemnity agreement, in form and substance satisfactory to the Landlord, in respect of the Tenant's obligations under this lease;

                "Initial Premises" mean the portion of the Premises located on floors 2 to 6 inclusive containing approximately 97,632 square feet of Rentable Area.

                "Land" means the land described in Schedule A;

                "Lease Year" means a period of twelve (12) consecutive calendar months during the Term commencing on the Commencement Date;

                "Leasehold Improvements" means any and all improvements from time to time made to, erected in or installed on the Premises (i) by the Tenant or by a subtenant of the Tenant or by any other occupant of the Premises; or (ii) by the Landlord or others on behalf of the Tenant, a subtenant of the Tenant or any other occupant of the Premises, including, but not limited to, alterations, partitions, additions, installations, decorations and fixtures (other than the trade fixtures of the Tenant, a subtenant of the Tenant or any other occupant of the Premises), and any and all related equipment, appurtenances and components including, but not limited to, electrical, lighting, telecommunication and plumbing fixtures and installations and all their ancillary components such as conduits, pipes and wiring;

                "Mortgage" means a mortgage or charge (including a deed of trust and mortgage securing bonds and all indentures supplemental thereto) which may now or in the future affect the Office Campus, and includes all renewals, modifications, consolidations, replacements and extensions thereof;

                "Mortgagee" means the mortgagee or trustee for bondholders, as the case may be, named in a Mortgage;

                "Office Campus" means the Land, as expanded, reduced or rearranged from time to time including the Building, the buildings and other improvements erected on the Land from time to time, the fixtures installed thereon or therein from time to time, and the Office Campus Systems.

                "Office Campus Systems" means all systems, services, installations, facilities, machinery and equipment from time to time installed in or servicing the Office Campus intended for the use or benefit of more than one tenant or component of the Office Campus or for the Common Areas.

                "Operating Costs" means the total of all expenses, costs, fees, rentals, disbursements and outlays of every kind paid, payable or incurred by or on behalf of the Landlord on an accrual basis (or on a cash basis to the extent the Landlord considers appropriate and in accordance with generally accepted accounting principles) to discharge its obligations under this lease and to own, operate, maintain supervise and administer the Building and the Office Campus. Without limiting the generality of the foregoing:

                (a) subject to certain exclusions and deductions hereinafter provided in paragraphs (b) and (c) of this definition, Operating Costs may include but are not limited to:

                    (i) the cost of indoor and outdoor cleaning including cleaning of all glass and windows, and janitorial services;

                    (ii) the costs of snow and ice removal and garbage and waste collection and disposal;

                    (iii) the cost of replacing building standard electric
                          fixtures, ballasts, tubes, starters, lamps and light bulbs (either by way of group relamping or otherwise);

                    (iv) the cost of maintaining and replacing indoor and outdoor gardening and landscaping in Common Areas;

                    (v) the cost of operating, inspecting, maintaining, servicing and repairing the Office Campus Systems (including the cost of any replacements of Office Campus Systems properly chargeable to the Lease Year in which they are incurred in accordance with generally accepted accounting principles);

                    (vi) the cost of providing heating, ventilating and air-conditioning, interior climate control, hot and cold water, electric light and power, telephone, steam, gas, sewage disposal and other utilities and services not otherwise directly charged or chargeable to tenants of the Office Campus;

                    (vii) the cost of providing security and supervision;

                 (viii) the cost of maintaining and replacing signs and directory boards;

                 (ix) the costs of all insurance in respect of casualties, contingencies, and losses against which the Landlord may reasonably insure including insurance provided for in section 9.06;

                 (x) accounting costs incurred in connection with the maintenance, repair, operation, administration or management of the Office Campus including computations required for the imposition of charges to tenants, the costs of preparing statements and opinions for tenants and audit fees and expenses that in the Landlord's opinion are required to be incurred for the determination or verification of any Operating Costs or tenants' shares of Taxes;

                 (xi) the current Market Rental Rate of space used by the Landlord in connection with the maintenance, repair, operation, administration or management of the Office Campus, including office space, staifrooms, storage space for supplies or equipment for the Office Campus, workshops, and facilities for common use by, or service to, tenants and other occupants of the Office Campus;

                 (xii) to the extent not covered in item (xv), the costs of direct supervision and of management and all other indirect expenses to the extent allocable to the maintenance, repair, operation, administration or management of the Office Campus or any part of it;

                 (xiii) all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in contesting, resisting or appealing any Taxes except to the extent that the charges are incurred simply as a result of the Landlord's oversight in payment of Taxes to the appropriate taxing authorities when due rather than in the context of a bona fide contest, resistance or appeal of any Taxes, up to a maximum of savings in Taxes resulting from such contestation, resistance or appeal;

                 (xiv) management fees, notwithstanding management by the Landlord, equal to 3% of the Basic Rent;

                 (xv) the amount of all salaries, wages and fringe benefits (including all benefits and employee contributions paid to or for employees, managers, and superintendents) to the extent that they are employed by the Landlord in connection with the maintenance, repair, operation, administration or management of the Office Campus or any part of it;

                 (xvi) fees and expenses of architects, engineers, quantity surveyors and other consultants retained by the Landlord except in connection with matters specifically excluded from Operating Costs;

                 (xvii) the costs of supplies, tools, equipment and materials used in connection with the maintenance, repair, operation, administration, management or caretaking of the Office Campus;

                 (xviii) periodic depreciation in accordance with generally accepted accounting principals of the capital cost of machinery, equipment, facilities, systems, and property installed in or used in connection with the Office Campus (except to the extent that the costs are charged fully to income account in the Landlord's tax year in which they are incurred) and the capital cost of any renovation or replacement of any part of the Common

               Areas, Office Campus Systems or Structural Elements which is not in excess of FIVE THOUSAND DOLLARS ($5,000.00) and not recovered out of insurance proceeds, in each case together with interest at the Prime Rate on the undepreciated capital costs of all such items being depreciated from time to time.

     (xix) sales and excise taxes on goods and services provided by or on behalf of the Landlord in the management, operation, maintenance and repair of the Office Campus or any part of it including Sales Taxes payable by the Landlord on the purchase of goods and services included in Operating Costs (excluding any such Sales Taxes as are or will be available to the Landlord when claimed as a credit or refund in determining the Landlord's net tax liability on account of Sales Taxes or would be so available if the Landlord properly complied with the requirements for claiming such refund or credit);

     (xx) capital tax, if exigible, being the applicable amount (as hereinafter defined) of any tax or taxes payable under federal and/or provincial legislation by the Landlord, based upon or computed by reference to the paid-up capital or place of business of the Landlord as determined for the purposes of that tax; and for the purpose of this clause the phrase "applicable amount" of that tax means the amount of tax that would be payable if the Office Campus were the Landlord's only establishment and, should the Landlord convey all or any part of the Office Campus, the word "Landlord" includes, severally, each of the persons or firms that may then constitute the Landlord; and any capital tax, if exigible under federal and/or provincial legislation, being the amount of any taxes payable in any taxation year calculated based on the original cost of the Office Campus and allocated (1) for the Building; and (2) solely to the Landlord; but only to the extent that the Landlord does not receive credits on account of such taxes by way of reductions in the amount of corporate surtax payable in any such taxation year;

     (xxi) in addition to the foregoing specific provisions, all other direct and indirect costs and expenses of every kind, to the extent incurred in or allocable to the maintenance, repair, operation, administration or management of all or any part of the Office Campus or any of its appurtenances;

(a) except to the extent otherwise provided in paragraph (a) of this definition, above, Operating Costs exclude:

     (i)       Taxes;

     (ii)      debt service on the financing or refinancing of the Office
               Campus;

     (iii) capital cost of any renovation or replacement of any part of the Common Areas, Office Campus Systems or Structural Elements and not recovered out of insurance proceeds in excess of FIVE THOUSAND DOLLARS ($5,000.00);

     (iv) all ownership costs not reasonably allocable to the actual maintenance, repair, operation, administration or management of the Office Campus;

     (v) initial costs of construction of the Office Campus, changes made to accommodate the special requirements of specific tenants and the capital costs of additions, improvements and modernizations to the Office Campus after the date of original construction; and

          (vi) expenses of redecorating and renovating rentable space for new tenants;

     (a)  in computing Operating Costs there will be credited as a deduction;

          (i) an amount equal to the net proceeds of insurance actually recovered by the Landlord for damage to the Office Campus to the extent that the cost to repair such damage is included in Operating Costs; and

          (ii) an amount equal to recoveries by the Landlord in respect of warranties or guarantees relating to the construction of the Office Campus or any part of it to the extent that the repair costs in respect of the work covered by warranty or guarantee is included in Operating Costs;

          (iii) all amounts chargeable directly to specific tenants of the Office Campus under lease provisions similar to sections 6.02(3) and 6.04(2) of this lease, by reason of their excess consumption of water, hydro or other utilities, to the extent that those amounts are included in Operating Costs;

     (a) in computing Operating Costs, if less than 95% of the Office Campus is occupied during any period for which a computation must be made, the amount of Operating Costs will be increased to reflect the additional costs that would have been incurred had 95% of the Office Campus been occupied during that period; and

     (b) any costs that are not directly incurred by the Landlord but are chargeable as Operating Costs may be estimated by the Landlord on a reasonable basis to the extent that the Landlord cannot ascertain the exact amount;

     "Premises" means the premises let to the Tenant identified in section 1.01(2). The Premises do not include any part of the outside face of (i) the exterior walls or the glazing of the Building or (ii) the demising walls, if any, or the roof, floor and ceiling slabs;

     "Prime Rate" means the minimum conventional lending rate of interest charged by the Canadian chartered bank designated from time to time by the Landlord for loans in Canadian funds to its most credit-worthy commercial customers plus two (2) percentage points;

     "Proportionate Share" of any amount for any period means the result obtained in dollars when the amount is multiplied by a fraction which has, as its numerator, the Rentable Area of that part of the Premises that the Tenant is then currently obligated to pay Basic Rent thereon and, as its denominator, the Rentable Area of the Office Campus except that where Taxes or Operating Costs are properly allocated only to the Building in the Landlord's reasonable discretion the denominator shall be the Rentable Area of the Building.

     "Remaining Premises" means that portion of the Premises not comprising the Initial Premises;

     "Rent" means Basic Rent and Additional Rent;

     "Rentable Area" of the Office Campus, Building, Premises or other space means the floor area expressed in square feet, determined in accordance with the method of floor measurement set out in Schedule E and adjusted from time to time to reflect any expansion, reduction, rearrangement or relocation of space;

     "Rules and Regulations" means the rules and regulations contained in Schedule C, as amended from time to time in accordance with section 5.03 and such other rules and regulations adopted and promulgated by the Landlord from time to time in accordance with section 5.03;

     "Sales Taxes" means all business transfer, multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by the Government of Canada or by any provincial or local government upon the Landlord, or the Tenant, or in respect of this lease, or the payments made by the Tenant hereunder or the goods and services provided by the Landlord hereunder including, without limitation, the rental of the Premises and the provision of administrative services to the Tenant hereunder;

     "Structural Elements" means those parts of any building within the Office Campus consisting of the footings and foundations, structural columns and beams, structural subfloors, bearing walls, exterior walls and glazing, roofs and their component parts;

     "Taxes" means all taxes, levies, rates, charges, duties, assessments (including assessments for local improvements or for benefits from public works, even though the improvements or works may have been begun or completed before the beginning of the Term, or may not be completed during the Term) and licence, permit or inspection fees that may be imposed, levied, rated, charged or assessed

          (a) on, in respect of, or against the Office Campus, the Land, the Building or any part of it, or

          (b) against the Landlord in respect of or arising out of the leasing, use, occupation, operation or ownership of the Office Campus, the Land, the Building or any part of it other than a business tax levied generally in respect of the Landlord's business, or

          (c) on, in respect of, or against, or measured by, all or any part of revenues specifically attributable to the Office Campus, the Land or the Building,

and all other taxes, levies, rates, charges, duties, assessments or payments, whether or not of the foregoing character, and whether or not in existence at the beginning of the Term,

          (d) that may be imposed, levied, rated or assessed against or charged to the Landlord or Tenant in lieu of or in addition to any of the foregoing, or

          (e) that may become a charge, lien or encumbrance against the Office Campus, the Building or the Land,

in every case, whether general or special, ordinary or extraordinary and whether levied, rated, charged or assessed by a municipal, regional, school, provincial, federal or other lawful taxing authority, together with all interest and penalties in respect thereof, and any of the above items may individually be referred to as a "Tax", but Taxes does not include any general income, corporation, or profits taxes on the Landlord's income or capital or any inheritance or transfer taxes;

     "Tenant" includes its successors and assigns; "Term" means the term of this lease as specified in section 1.01(1), as extended from time to time as a result of any extension option, unless sooner terminated under the provisions of this lease, and the expression "end of the Term" means the expiration or earlier termination of the Term;

     "Useable Area" of the Premises means the floor area expressed in square feet, determined in accordance with the method of floor measurement set out in Schedule E.

1.04 Net Lease

     Except as expressly set out in this lease, (a) it is intended to be a completely carefree net lease for the Landlord, (b) the Landlord is not responsible for any costs, charges, expenses or outlays of any kind arising from or relating to the Office Campus (including the Premises), or to their use, occupancy or contents or to the businesses carried out in the Office Campus, and
(c) the Tenant will pay
all costs, charges, expenses and impositions of every kind arising from or relating to the Premises and to their use, occupancy and contents, and, as provided in this lease, its share of all costs, charges, expenses and impositions of every kind arising from or relating to the Office Campus.

1.05 Obligations as Covenants

     Each obligation or agreement of the Landlord or of the Tenant expressed in this lease, even though not expressed as a covenant, is for all purposes considered to be a covenant.

1.06 Entire Agreement

     There are no covenants, promises, agreements, conditions, understandings, warranties or representations, either oral or written, between the Landlord and the Tenant concerning the Premises or the Office Campus unless set out in this lease, including any attached riders and appendices, signed or initialled by both parties, except for provisions contained in an offer to lease executed by the Landlord and the Tenant that are expressly stated to continue in effect after the execution and delivery of this lease. To the extent that there is a conflict between this lease and the offer to lease, the provision in this lease prevails. No subsequent alteration, amendment, change or addition to this lease will be binding upon the Landlord or the Tenant unless in writing and signed by both the Landlord and the Tenant.

1.07 Partial Invalidity

     If a provision of this lease or its application to a person or circumstance is to any extent invalid, illegal or unenforceable, the remainder of this lease, or the application of the provision to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each provision of this lease may be enforced to the full extent permitted by law. Neither party is obliged to enforce any term, covenant or condition of this lease against any person if, or to the extent by so doing, that party is caused to be in breach of any law, rule, regulation or enactment from time to time in force.

1.08 Table of Contents, Headings and Numbering

     The table of contents, article and section headings, and article and section numbers are inserted for convenient reference only. They do not define, limit or describe the scope or intent of the various articles and sections of the lease nor do they modify the express provisions of this lease, and they are not to be considered when interpreting this lease.

1.09 Divisions of the Lease

     All references in this lease to schedules, articles, sections and other subdivisions refer to those in this lease unless otherwise indicated.

1.10 Number and Gender

     All words denoting number and gender will be construed so as to denote the number and gender required by the context.

1.11 Where Tenant is a Partnership

     If the Tenant is a partnership each person who is currently a member of the partnership and each person who becomes a member of the partnership or of any successor partnership will be and continue to be liable jointly and severally for the full and complete performance of, and will be and continue to be subject to, the terms, covenants and conditions of this lease, whether or not that person ceases to be a member of the partnership or successor partnership.

1.12 Governing Law

     This lease will be interpreted and enforced according to the law of Ontario.

1.13 Successors and Assigns

     All rights granted to, and liabilities imposed upon, the parties in this lease benefit and bind the successors and assigns of the Landlord and, subject to the qualification in the next sentence, the heirs, executors, administrators, successors and assigns of the Tenant, as the case may be. No rights will benefit an assignee or successor of the Tenant unless the assignment to the assignee or successor has received the Landlord's written consent as provided in Article 13. If the Tenant consists of more than one individual, corporation, firm, person or entity, they are bound jointly and severally by the terms, covenants and conditions in this lease.

1.14 Time of the Essence

     Time is of the essence of this lease and every part of it.

1.15 Generally Accepted Accounting Principles

     The phrase "generally accepted accounting principles", when used in this lease means accounting principles generally accepted in Ontario at the time the proper accounting treatment for the relevant cost or allocation is to be determined.

                                   ARTICLE II
                                 DEMISE AND TERM

2.01 Lease of Premises

     In consideration of the rents reserved and the covenants, conditions and agreements contained in this lease on the part of the Tenant to be paid, performed, complied with and observed, the Landlord demises and lets to the Tenant, and the Tenant takes on and leases from the Landlord the Premises.

     To have and to hold the Premises unto the Tenant for and during the Term, unless sooner terminated as provided in this lease, subject to the covenants, conditions, agreements and restrictions contained in this lease.

2.02 Area of the Premises

     Notwithstanding the estimated Rentable Area of the Premises and the estimated Useable Area of the Premises are set out in sections 1.01(4) and 1.01(5) respectively, the Landlord will calculate the actual Rentable Area of the Premises and Useable Area of the Premises and will provide the Tenant with a statement of same, which statement shall be conclusive and binding on the parties. The Landlord will recalculate the Useable Area and/or the Rentable Area of the Premises whenever required because of a rearrangement of partitioning or floor space or other changed condition on the floor or floors on which the Premises are located and will notify the Tenant of the Useable Area and Rentable Area as recalculated.

2.03 Use of Additional Areas

     Subject to sections 5.02 and 5.03 and to the Rules and Regulations, the Landlord grants to the Tenant, its employees, agents, invitees and persons having business with the Tenant, in common with the Landlord, its other tenants, sub-tenants and all others similarly entitled or permitted, a non-exclusive licence to use, during the Term, to the extent necessary for the Tenant to carry on its business in the Premises, the following:

          (a) the public entrance doors, lobby, public concourses, stairways and elevators of the Building; and

          (b) the corridors and public washrooms, if any, on the floor(s) of the Building on which the Premises are situate.

     In addition, subject to sections 5.02 and 5.03 and to the Rules and Regulations, the Landlord will allow the Tenant, during Business Hours, the use or the benefit of all parts of the Common Areas located in the Building.

2.04 Term

     The Term begins on the Commencement Date and, subject to the other provisions of this lease, the lease will be in full force and effect. There are no rights to renew or extend this lease or the Term except by agreement in writing with the Landlord.

2.05 Surrender of the Premises

     At the end of the Term, the Tenant will peaceably surrender and yield up the Premises to the Landlord in as good condition, repair and decoration as the Tenant is required to maintain the Premises throughout the Term, subject to reasonable wear and tear, and such covenant shall survive the termination of this lease. The Tenant will surrender all keys for the Premises to the Landlord at the place then fixed for the payment of Rent and will inform the Landlord of all combinations of locks, safes and vaults, if any, that will remain in the Premises. The Tenant shall remove all its trade fixtures before surrendering the Premises, but shall not remove any Leasehold Improvements.

     Despite any other provision of this lease, the Tenant will immediately repair any damage to the Premises or elsewhere in the Office Campus caused by the installation or removal of its trade fixtures. Failure on the Tenant's part to repair any damage caused by the installation or removal of its trade fixtures will entitle the Landlord itself to repair all damage to the Premises or elsewhere caused by the installation or removal of the Tenant's trade fixtures and the Tenant will pay to the Landlord within 15 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, as Additional Rent, the Landlord's total cost of repair plus a sum equal to 15% of the Landlord's total cost.

2.06 Overholding

     If the Tenant remains in possession after the end of the Term with the Landlord's consent but without having executed and delivered a new lease or an agreement extending the Term, in form and substance satisfactory to the Landlord, there is no tacit renewal of this lease or extension of the Term, despite any statutory provisions or legal presumption to the contrary, and a tenancy from year to year will not be implied by law, but the Tenant will be considered to be a monthly tenant only, paying a monthly Basic Rent in advance on the first day of each month equal to 150% the amount of the last monthly instalment of annual Basic Rent immediately theretofore payable and paying Additional Rent and otherwise upon and subject to the same covenants, agreements and conditions of this lease, except as to the length of the tenancy and except for any renewal or extension options. The period of the monthly tenancy will be considered to form part of the Term.

2.07 Modification of Premises

     The Landlord reserves the right to rearrange any demising walls for purposes of providing required fire or emergency corridors or of otherwise complying with the law from time to time. The Landlord's exercise of its rights under this section does not constitute a re-entry or a breach of the Landlord's covenant for quiet enjoyment contained in this lease or implied by law.

2.08 Parking

     The Tenant shall be allowed parking space free of charge in the parking areas set aside for the Building from time to time but the Tenant acknowledges that parking is on an unreserved basis for all tenants. Parking for the Building shall be supplied by the Landlord on the basis of four (4) spaces per 1 one thousand (1,000) rentable square feet.

                                   ARTICLE III
                            RENT AND OPERATING COSTS

3.01 Covenant to Pay

     The Tenant will pay Rent to the Landlord at the address designated herein (or to such other person or at such other place as the Landlord may from time to time designate in writing) promptly when due in lawful money of Canada without any deduction, abatement, set-off or compensation except to the extent that abatement is specifically provided for in this lease.

3.02 Basic Rent

     The Tenant will pay to the Landlord, without any prior demand therefor, as Basic Rent, the amounts identified in section 1.01(7) in the manner set out therein. When the actual Rentable Area of the Premises has been calculated or recalculated, the Basic Rent will, if necessary, be adjusted. Basic Rent is considered to accrue from day to day, and where it becomes necessary to calculate Basic Rent for an irregular period of less than twelve calendar months or an instalment of Basic Rent for a period of less than one calendar month, an appropriate apportionment and adjustment will be made. If Basic Rent begins to accrue pursuant to section 3.02 on any day other than the 1st day of a calendar month, the Tenant will pay in advance on that day a portion of the Basic Rent prorated on a daily basis from that day to the end of the month in which that day occurs based upon a period of 365 days.

3.03 Tenant to Pay Proportionate Share of Operating Costs

     (1) The Tenant will pay to the Landlord throughout the Term, as Additional Rent, the Tenant's Proportionate Share of Operating Costs.

     (2) Before the Commencement Date and the beginning of each accounting period for the Office Campus (which shall not exceed fifteen months) or as soon as possible thereafter, the Landlord will estimate Operating Costs for the ensuing accounting period on a reasonable basis and will notify the Tenant of its Proportionate Share of estimated Operating Costs. Where any cost is attributable to more than one Lease Year or accounting period, the Landlord shall apportion such cost between or among the relevant Lease Years or accounting periods in accordance with generally accepted accounting principles and the decision of the Landlord shall be final. The Tenant will pay to the Landlord without any prior demand therefor its Proportionate Share of estimated Operating Costs in equal monthly instalments in advance on the 1st day of each month during the accounting periods. From time to time during an accounting period the Landlord, acting reasonably, may re-estimate Operating Costs for that accounting period and may notify the Tenant of the re-estimated amount and of the Tenant's Proportionate Share of the re-estimated amount and may adjust monthly instalments for the remainder of the accounting period so that, after crediting the Tenant for instalments paid based on the previous estimate or estimates, the Tenant's Proportionate Share of Operating Costs will be paid in full during the Lease Year. When all information necessary to calculate actual Operating Costs becomes available after the end of each accounting period, the Landlord will provide the Tenant with a statement of actual Operating Costs, certified by a responsible officer of the Landlord, and will recalculate and advise the Tenant of the Tenant's Proportionate Share of Operating Costs for the Lease Year. Any readjustment required by the recalculation will be made without interest. If the Tenant has paid more than its Proportionate Share of actual Operating Costs, the Landlord will credit the overpayment toward the Tenants' Proportionate Share of Operating Costs for the following Lease Year. If the Tenant has paid less than its Proportionate Share of actual Operating Costs, the Tenant will pay the difference to the Landlord within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges. If the Tenant's Proportionate Share of Operating Costs for any Lease Year has not been finally determined before the end of the Term, the parties will make any necessary readjustment in the payment of the Tenant's Proportionate Share immediately after the actual Operating Costs for that Lease Year have been determined, and this obligation will survive the end of the Term.

     (3) Neither party may claim a readjustment of a Proportionate Share of Operating Costs based upon an error of estimation, determination or calculation of the Proportionate Share or of Operating Costs unless claimed in writing before one year from the date the final statement was received from the Landlord for the Lease Year to which the claim relates. In the case of any dispute over the estimation, determination or calculation of the Proportionate Share or of Operating Costs, a report from the Accountant in connection with such claim will be conclusive and binding on the parties.

     (4) Operating Costs for an accounting period containing fewer than 365 days will be subject to a per diem pro rata reduction based on a period of 365 days.

     (5) At any reasonable time within 12 months after the Landlord furnishes to the Tenant the statement of Operating Costs the Landlord shall make available to the Tenant, and the Tenant shall have the right by its officers or auditors to examine the records of the Landlord relating thereto to establish or confirm the amount of the Operating Costs payable for such accounting period. The cost of each such examination by the Tenant shall be borne by the Tenant unless such examination discloses a variation in excess of 5% of the Operating Costs for the period with respect to which such examination is conducted in which event such cost shall be borne solely by the Landlord. Every overpayment by the Tenant shall be repaid to the Tenant or, at the option of the Tenant, shall be applied pro tanto in satisfaction of the next ensuing payment of Operating Costs. The Tenant shall forthwith pay the amount of every underpayment by the Tenant.

3.04 Allocation of Operating Costs

     The Landlord reserves the right to allocate, in its reasonable discretion, all Operating Costs of the Office Campus among the Building and any other buildings forming part of the Office Campus.

3.05 Additional Rent Treated as Rent

     All Additional Rent is considered to be rent and payable and recoverable as rent, but in the manner provided in this lease, and the Landlord has all the rights against the Tenant for default in payment of Additional Rent that it has against the Tenant for default in payment of Basic Rent.

3.06 Interest on Amounts in Default

     If the Tenant fails to pay when due any amount of Rent, the unpaid amount will bear interest, payable monthly, from the due date to the date of payment at an annual rate of interest that is equal to the Prime Rate from time to time commencing with the time of the default.

                                   ARTICLE IV
                                      TAXES

4.01 Taxes payable by the Landlord

     The Landlord will pay all Taxes, subject to sections 4.02 and 4.03. The Landlord may, however, defer payment of Taxes or any Tax, or defer compliance with any statute, law, by-law, regulation or ordinance that deals with Taxes, to the full extent permitted by law, as long as it diligently is prosecuting in good faith a contest or appeal of any such Taxes.

4.02 Taxes payable by the Tenant

     (1) In each Lease Year, to the extent that there are separate tax bills for all or part of the Premises, the Tenant will:

          (a) pay, as Additional Rent, directly to the taxing authorities (or to the Landlord if the Landlord so directs) and discharge during the Term and within the times stipulated by the taxing authorities, all Taxes that are imposed, levied, rated, charged or assessed on, in respect of, or against all or part of the Premises based on one or more separate tax bills for all or part of the Premises rendered by a lawful taxing authority;

          (b) except to the extent that the Landlord otherwise directs, deliver to the Landlord, within 10 days after the Tenant receives it, a copy of each separate tax bill and assessment notice for all or part of the Premises; and

          (c) except to the extent that the Landlord otherwise directs, promptly deliver to the Landlord receipts evidencing the payment of such Taxes and furnish such other relevant information as the Landlord reasonably requires.

     (2) In each Lease Year, to the extent that there are no separate tax bills for the Premises or that there are separate tax bills for only part of the Premises, but there are assessments from the assessing authorities allocating a separate assessment or separate assessments to all or part of the Premises in respect of which there is no separate tax bill, the Landlord will allocate to the Premises or to that part of the Premises, as the case may be, a portion of Taxes based on the separate assessment or assessments, and the Tenant will pay to the Landlord, as Additional Rent, in accordance with section 4.02(5), the portion of Taxes so allocated by the Landlord.

     (3) In each Lease Year, to the extent that there are no separate tax bills for the Premises or that there are tax bills for only part of the Premises and there are no assessments from the assessing authorities allocating a separate assessment or separate assessments to all or part of the Premises in respect of which there is no separate tax bill, the Landlord will allocate separate tax bills and a portion of Taxes on such basis as the Landlord may from time to time consider to be equitable, having regard, without limitation, to such factors as the various uses of leased premises in the Building, the location of the Premises, the value of the Leasehold Improvements in the Premises, any separate assessments rendered for the Premises or assessment principles most recently used by a lawful taxing authority with respect to the calculation of Taxes. The Tenant will pay to the Landlord, as Additional Rent, in accordance with section 4.02(5), the portion of Taxes so allocated by the Landlord. In the Landlord's sole discretion, the portion of Taxes so allocated to the Premises may be the Proportionate Share of Taxes.

     (4) In each Lease Year, to the extent that there are separate tax bills or separate assessments for non-rentable parts of the Building such as all or part of the Common Areas in or adjacent to the Building or the Office Campus Systems in the Building or to the extent that a portion of the Landlord's tax bills or assessments for the premises it occupies for the conduct of its business is referable to such non-rentable parts of the Building (and the tax bills or assessments for the leased premises of tenants do not contain a similar component in respect of non-rentable parts of the Building), the Tenant will pay to the Landlord, as Additional Rent, in accordance with section 4.02(5), its Proportionate Share of the Taxes in respect of, or referable on a reasonable basis to, such non-rentable parts of the Building.

     (5) Before the beginning of each Lease Year or as soon as possible thereafter, the Landlord will estimate, on a reasonable basis, and will notify the Tenant of the total amount payable by the Tenant in the Lease Year in respect of Taxes (the "Total Amount"). The Landlord will deliver to the Tenant a statement showing in reasonable detail the information relevant and necessary to the estimation or calculation of the Total Amount. The Landlord will base its estimate on Taxes for the previous year and the Landlord's projection, on a reasonable basis, of the escalation in Taxes in the current year. The Tenant will pay to the Landlord, as Additional Rent, on the first (1st) day of each month in each Lease Year, one-twelfth of the Landlord's estimate of the Total Amount payable by the Tenant. From time to time during the Lease Year the Landlord, acting reasonably, may re-estimate the Total Amount for that Lease Year and may notify the Tenant of the re-estimated Total Amount and may adjust monthly instalments for the remainder of the Lease Year so that, after crediting the Tenant for instalments paid based on the previous estimate or estimates, the Total Amount will be paid in full during the Lease Year. Despite the foregoing, when all information necessary to calculate the Total Amount becomes available, including the relevant final tax bills, the Landlord will provide the Tenant with a statement showing the calculation of the total amount, certified by a responsible officer of the Landlord and, on the first (1st) day of the month next following the delivery of the statement by the Landlord, the Tenant will pay to the Landlord the balance of the Total Amount, after receiving credit for instalments paid based on the previous estimate or estimates. If the Tenant has paid more than the Total Amount, the Landlord will credit the overpayment toward the Tenant's tax account for the following year. If the Total Amount for any Lease Year has not been finally determined before the end of the Term, the parties will make any necessary readjustment in the payment of the Total Amount immediately after it has been determined, and this obligation will survive the end of the Term. Neither party may claim a readjustment in respect of the amount paid or payable by the Tenant on account of Taxes based upon an error of estimation, determination, calculation or allocation unless claimed in writing before one year after the end of the Lease Year to which the claim relates. In the case of any dispute over the estimation, determination, calculation or allocation of the Tenant's share of Taxes, a report from the Accountant in connection with such claim will be conclusive and binding on the parties. Despite the foregoing provisions of this subsection, to the extent that any such claim is based on a dispute over the calculation or measurement of Useable Area or Rentable Area, the provisions contained in section 2.02 will govern. For a Lease Year containing fewer than 365 days any portion of Taxes payable by the Tenant that relates to a full 12-month period will be subject to a per diem pro rata reduction based on a period of 365 days.

4.03       Other Taxes of the Tenant

           In addition to the portion of Taxes payable by the Tenant pursuant to section 4.02, the Tenant will pay, as Additional Rent, to the lawful taxing authorities, or to the Landlord, if the Landlord so directs (and if the Landlord is required, as agent of the taxing authority, to collect taxes of the type described in this section or, alternatively, if arrears of any taxes of the type described in this section would constitute a lien on the Building or on the
Land), when they become due and payable, all taxes, Sales Taxes, rates, duties, levies, assessments, licence fees and other charges that are levied, rated, charged or assessed against or in respect of (a) this lease, the payments made by the Tenant hereunder, or the goods and services provided by the Landlord hereunder; (b) all Leasehold Improvements and the Tenant's trade fixtures, equipment, facilities and chattels on or in the Premises, the Building or the Land or any part thereof, or against the Landlord, as owner of the Office Campus, in respect of any of the foregoing; and (c) any and every business carried on in the Premises, or the use or occupancy of the Premises or of any other part of the Building or the Land by the Tenant and every subtenant or licensee of the Tenant or by any other occupant of the Premises, or against the Landlord, as owner of the Office Campus (but excluding any taxes that are general business taxes assessed against the Landlord's business generally), in respect of any of the foregoing; and whether in any case, any such taxes, rates, duties, assessments or licence fees are levied, rated, charged or assessed by a federal, provincial, municipal, school or other body (collectively referred to as "Business Taxes"). If there are not separate tax bills provided for Business Taxes, the Landlord may allocate to the Tenant on an equitable basis, as determined by the Landlord from time to time, a portion of such taxes, if any, that may be levied or charged against the Landlord or the Office Campus, the Building or the Land in respect of businesses, uses, goods and services, or occupancies generally in or of the Building, other than taxes that are general business taxes assessed against the Landlord's business generally.

4.04      Tenant's Responsibility

     (1)  The Tenant, upon the Landlord's request, will:

          (a) promptly deliver to the Landlord for inspection, receipts for payment of all Taxes payable by the Tenant under section 4.02(1) and of all Business Taxes payable by the Tenant under section 4.03;

          (b) promptly deliver to the Landlord notices of assessments of Taxes, Sales Taxes, Business Taxes or other assessments received by the Tenant that relate to the Premises; and

          (c) furnish such other information in connection with Taxes, Sales Taxes, and Business Taxes payable by the Tenant under section
               4.02 and section 4.03, respectively, as the Landlord reasonably requests from time to time.

     (2) The Tenant will promptly indemnify and keep indemnified the Landlord from and against payment for all loss, costs, charges and expenses occasioned by or arising from all such Taxes, Sales Taxes and Business Taxes and any taxes which may in future be levied in lieu of such taxes, or which may be assessed against any rentals payable pursuant to this lease in lieu of such Taxes, Sales Taxes or Business Taxes, whether against the Landlord or the Tenant, including without limitation, any increase whatsoever occurring in same.

     (3) If by reason of the act, election or religion of the Tenant or any subtenant or licensee of the Tenant or any occupant of the Premises, all or any part of the Premises is assessed for the support of separate schools, the Tenant will pay to the Landlord, within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, the amount by which the Taxes payable in respect of the Premises, the Building or the Land exceeds those that would have been payable had all the Premises been assessed for the support of public schools. To the extent that any increase in Takes can be identified as being attributable to a separate school designation made by the Landlord or by any other tenant or occupant of the Building, the Tenant will not be responsible for payment of any such increase.

4.05      Assessment Appeals

          The Tenant will not appeal any government assessment or determination of the value of the Premises, the Building, or the Land or a portion thereof whether or not the assessment or determination affects the amount in respect of Taxes or Business Taxes to be paid by the Tenant. The Tenant instead will rely on the Landlord to conduct any appeal in the interest of all occupants of the Building and the Landlord will not do so unless the appeal, in the reasonable opinion of the Landlord, would lead to a favourable result. The Landlord will not be responsible to the Tenant for any action or failure to act under this section unless the decision to act or not to act was not made in good faith. The cost of all appeals by the Landlord will be included in Operating Costs.

          Despite the foregoing, if the Landlord chooses not to appeal an assessment or determination of the value of the Premises, the Tenant may contest, to the extent permitted by law, at its expense and by appropriate proceedings conducted diligently and in good faith, the assessment or determination of the value of the Premises but only on the following conditions:
(i) the contestation will not relieve the Tenant from paying its share of Taxes, as provided in section 4.02, when due and payable, and (ii) the contestation will not relieve the Tenant from paying amounts payable under section

4.02(1)(a) and 4.03 when due and payable unless applicable law permits the contestation before payment without subjecting the Building or any part of it or any interest in it to danger of forfeiture or sale and without subjecting the Landlord to civil or criminal liability for failure to pay those amounts, and
(iii) the Tenant will indemnify the Landlord against payment of all loss, costs, charges, expenses and damages occasioned by or arising from the contestation by the Tenant of any assessment including any increase in assessment arising as a result of the contestation. The Tenant may contest its assessment of those Business Taxes which are assessed directly against the Tenant or its Premises, without the Landlord's approval, as long as the Tenant notifies the Landlord of all its intention to contest and as long as the Tenant keeps the Landlord advised of the status of the contestation on a regular basis and as long as the Tenant indemnifies the Landlord against payment of all loss, costs, charges, expenses and damages occasioned by or arising from the contestation, including any increase in realty assessments arising as a result of the contestation. If any assessment or tax is changed as a result of such contestation an appropriate readjustment will be made between the parties, if appropriate.

                                    ARTICLE V
                          CONTROL OF THE OFFICE CAMPUS

5.01 Operation of the Office Campus by the Landlord

     Subject to the other provisions of this lease, the Landlord or its agents will operate me Office Campus and maintain, clean, light, heat, ventilate and air condition the Premises and the Common Areas located in or adjacent to the Building in a reputable manner as would a prudent landlord of comparable developments in the same municipality, having regard to the size, age, location, nature, character and use of the Office Campus.

5.02 Control of the Office Campus by the Landlord

     (1) The Landlord has at all times the exclusive right to control, manage and operate the Office Campus, but not so as to deny access to the Premises except in the case of emergency. Without limiting the generality of the foregoing, the Landlord may, at any time:

          (a) close all or part of the Office Campus to the extent necessary, in the opinion of the Landlord's legal counsel, to prevent the public or any person from obtaining rights in all or part of the Office Campus other than the rights that would ordinarily accrue to tenants in respect of their leased premises under a lease such as this:

          (b) grant, modify and terminate easements and make agreements pertaining to the use and maintenance of all or part of the Office Campus;

          (c) temporarily obstruct or close off all or part of the Office Campus for the purpose of maintenance, repair, replacement or construction;

          (d) make such Rules and Regulations concerning the use of the Common Areas as the Landlord considers advisable from time to time and organize parking facilities and/or allocating parking spaces for the use of particular tenants in any parking lot or parking garage in such manner as may seem necessary or desirable in the Landlord's sole discretion for the proper and efficient operation of the Office Campus;

          (e) improve, alter, add to and subtract from the Office Campus, rearrange or relocate the various components, facilities and improvements constituting the Office Campus, build additional storeys on the Building and construct additional facilities adjoining or near the Office Campus; and

          (f) do and perform such other acts in and to the Office Campus or its component parts as the Landlord, in exercising sound business judgment, determines to be advisable for the proper and more efficient operation of the Office Campus, but not so as to derogate materially from the Tenant's rights under the lease.

     (2) Despite anything contained in this lease, the Landlord is not liable (unless arising from the negligence of the Landlord or a person for whom the Landlord is in law responsible) if as a result of the Landlord's exercise of its rights set out in section 5.02(1) the facilities or systems in, or improvements to, the Office Campus are diminished or altered, nor is the Tenant entitled to any compensation or damages for loss of services or repayment or abatement of Rent, nor may any diminution or alteration of the facilities or systems in, or improvements to, the Office Campus be considered a re-entry or a breach of the Landlord's covenant for quiet enjoyment contained in this lease or implied by law.

     (3) Despite anything contained in this lease, except where the Landlord is exercising its right of re-entry or termination, the Landlord will make reasonable efforts in exercising its rights under section 5.02(1), having regard to the nature of the right being exercised, (i) not to unreasonably interfere with the Tenant's business operations in, access to or its use and enjoyment of, the Premises, or (ii) not to change or in any manner alter the location or layout of the Premises or any portion of it, except as specifically provided in section 2.07.

5.03      Rules and Regulations

          The Tenant will observe and comply with and will cause its employees, agents, invitees and all others having business with the Tenant or over whom the Tenant can reasonably be expected to exercise control to observe and comply with the Rules and Regulations. The Landlord is entitled to amend, supplement or replace the Rules and Regulations applicable to the Premises or elsewhere in the Office Campus from time to time to the extent that the Landlord, acting reasonably, considers necessary for the safety, care, cleanliness, security or proper or more efficient operation of the Building, the Land or the Office Campus or for the preservation of good order in the Office Campus and all such Rules and Regulations will be considered to form part of this lease after written notice of same is given to the Tenant.

          The Tenant's failure to observe and comply with all or any of the Rules and Regulations constitutes a default under this lease in the same manner and to the same extent as if they were contained in the lease as covenants and conditions. To enforce the Rules and Regulations, the Landlord may resort to all the remedies in this lease provided for a breach of the lease and all legal and equitable remedies whether or not provided for in this lease. The Landlord is not liable to the Tenant for the nonobservance or violation by any other tenant of any of the Rules and Regulations or of the terms, covenants, agreement or conditions of any other lease or premises in the Office Campus, and the Landlord is not obligated to enforce any Rules and Regulations or terms, covenants, agreements or conditions of other leases as against other tenants, and is not liable for any loss or damage resulting from the non-observance or violation or non-enforcement of the Rules and Regulations or terms, covenants, agreements or conditions of other leases. The Landlord will make reasonable efforts to enforce the Rules and Regulations.

5.04      Signs and Advertising

     (1) The Tenant will not paint, affix, inscribe, display or erect or cause to be painted, affixed, inscribed, displayed or erected any sign, notice, picture, lettering, insignia, decoration or advertising material of any kind anywhere outside the Premises or upon the surfaces of any window, wall or entrance or exit door to the Premises or anywhere within the Premises so as to be visible from outside the Premises.

     (2) Despite section 5.04(1) the Tenant will have the right to affix or cause to be affixed, in a manner first to be approved in writing by the Landlord, such signage as the Tenant may require throughout the Building and provided such signage conforms to the Landlord's uniform sign policy. The Tenant will install and maintain all signage at its own expense.

     (3) Despite section 5.04(1) and as long as the Tenant continues to occupy at least 50% of the Rentable Area of the Building, the Tenant shall have the exclusive right to signage on the exterior of the Building provided such signage complies with the Landlord's reasonable requirements. Such signage shall be installed and maintained at the cost of the Tenant. Notwithstanding the foregoing the Tenant acknowledges that the Landlord will have its building sign over the front entrance of the Building.

                                   ARTICLE VI
                   COMMON AREAS, BUILDING SERVICES, UTILITIES

6.01     Common Areas and Office Campus Systems

         The Tenant, its employees, agents, invitees and others having business with the Tenant and all others using the Common Areas, and the elevators, if any, will do so at their sole risk. The Landlord will maintain and keep in good repair the essential base building systems that are required for the effective operation of the Building. If the interior climate control systems or the mechanical, electrical or lighting systems servicing the Building are damaged or destroyed, the Landlord will begin their repair or replacement as soon as conveniently possible and will act with reasonable diligence to repair or replace them and put them in working order, subject to the provisions of Section
8.06 hereof.

6.02     Interior Climate Control in the Premises

     (1) The Landlord will provide during Business Hours except when making repairs, alterations or improvements and subject to compliance with law and with applicable government energy-related programmes, by means of interior climate control systems, processed air in such quantities and at such temperatures as to maintain in the Premises conditions of reasonable temperature and comfort in accordance with prevailing standards of interior climate control in the same municipality for normal general office usage in comparable developments, having regard to the size, age, location, nature, character and use of the Office Campus. All expenses relating to the provision of interior climate control services in accordance with the standard requirements of tenants in the Office Campus generally or in accordance with section 6.02(2) will form part of Operating Costs and will be payable by the Tenant in accordance with section 3.03.

     (2) The Landlord may, in addition to the hours specified in section 6.02(1), in accordance with local practice and in its sole discretion, also provide interior climate control services to the Premises at times other than during the hours set out in section 6.02(1), but the provision of such additional services will not prevent the Landlord from later curtailing or reducing the hours of service outside the hours set out in section 6.02(1).

     (3) If the Tenant requests the provision of interior climate control services to its Premises outside the hours during which the Landlord provides interior climate control services on a standard basis to all tenants of the Office Campus or in accordance with sections 6.02(1) or (2), the Landlord will provide such services to the Tenant at cost, to be paid by the Tenant to the Landlord, as Additional Rent, within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges. If the Tenant requests interior climate control standards or conditions that in the Landlord's opinion, arrived at reasonably, differ in any material respect from the standard requirements of office tenants in the Office Campus generally for general office usage (such as, for example, special requirements for computer installations, photocopying rooms, print shops or meeting rooms), and it is feasible to comply with the request for those different standards or conditions, all extra costs, both recurring and non-recurring, of compliance with those different standards or conditions will be paid by the Tenant to the Landlord, as Additional Rent, within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, in the case of non-recurring or capital costs.

Recurring, or operating costs will be estimated and allocated by the Landlord from time to time on a reasonable basis and paid by the Tenant to the Landlord, as Additional Rent, on the first (1st) day of each month.

     (4) If the interior climate control systems (excluding Leasehold Improvements) are damaged or destroyed or, in the Landlord's opinion, require repairs, inspection, overhauling or replacement, the Landlord will carry out the work with all reasonable speed. The Landlord is not responsible for the failure or inadequacy of the interior climate control systems to perform their function if the failure or inadequacy results from the arrangement of partitioning in the Premises or from changes or alterations to the partitioning, or from the use of heat-generating equipment, or (if the Landlord has supplied window shading devices) from failure to shade windows that are exposed to direct sunlight or from the use of electric power in the Premises in excess of three watts per square foot of Useable Area of the Premises), or if there is more than one person to every 100 square feet of Useable Area of the Premises on an open floor basis, or if heating, ventilating or air-conditioning vents or air returns within the Premises have not been kept free and clear of all obstructions and objects or if the Premises are used in a way that does not comply with the Landlord's design criteria.

     (5) Rebalancing of the interior climate control systems necessitated by installation Of partitions, equipment or fixtures by or on behalf of the Tenant will be performed by the Landlord at the Tenant's cost. To the extent necessary to obtain maximum efficiency from the interior climate control systems serving the Premises, the Landlord will, at the Tenant's cost (capital and, if applicable, operating), payable within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, as Additional Rent, attempt to modify the interior climate control systems to suit the interior office layout, or use or partitioning, of the Premises to the extent that the systems are capable of modification and to the extent that there is no adverse effect on the Office Campus systems, on the Building generally or on other tenants.

     (6) The Tenant will keep all heating, ventilating and air-conditioning vents and air returns within the Premises free and clear of all obstructions and objects and acknowledges that it understands that failure to do so may result in damage to or breakage of glass.

     (7) The Tenant acknowledges that proper adjustment and balancing of the interior climate control systems may take up to one year following completion and substantial occupancy of the Building.

6.03 Caretaking and Cleaning of the Premises

     (1) The Landlord will provide janitorial and cleaning services to the Premises generally in accordance with the prevailing standards for comparable developments in the same municipality, having regard to the size, age, location, nature, character and use of the Office Campus. Except for the obligation to maintain the general standard of service required by this Section and the negligence of the Landlord or a person for whom the Landlord is in law responsible, the Landlord is not responsible for any act of omission or commission on the part of the person or persons employed or retained to do the work, or for any loss or damage thereby sustained by the Tenant, its employees, agents, invitees, suppliers, clients, customers or others having business with the Tenant. The Landlord is relieved of the foregoing obligation to provide services in respect of any part of the Premises to which the person or persons employed or retained to do the work is not granted access.

     (2) The Tenant will not permit the Premises to become untidy, unsightly or hazardous or permit unreasonable quantities of refuse or waste to accumulate in the Premises and will leave the Premises in a reasonably tidy condition at the end of each Business Day to facilitate performance of the Landlord's janitorial and cleaning services. The Tenant will not interfere with the performance of these services.

6.04     Utility Services, Light Bulbs

     (1) The Landlord, subject to interruption beyond its control, will provide and allow the Tenant to use all utility services (including electricity and tempered water) from time to time serving the Building in such quantities as the LandlOrd, acting reasonably, from time to time determines constitutes usual use for tenants in the Building generally.

     (2) If the Tenant requires the provision of utility services (including electricity and water) in quantities that would exceed usual use, as determined from time to time by the Landlord, the Landlord shall supply excess quantities, at the Tenant's cost and expense, if the Landlord, in its sole discretion, determines that the provision of the excess utilities (i) is within the capacity of the existing structural, mechanical and electrical systems of the Building,
(ii) would not affect the operation, the aesthetics or the structure of the Building or any other part of the Office Campus, (iii) would not reduce the efficiency of existing electricity, water or other utility services supplied to other tenants or to the Office Campus as a whole and would not unduly diminish the future `availability of additional services, having regard to the reasonably foreseeable additional requirements of the Landlord and of other tenants, and
(iv) would not contravene any law, regulation or municipal by-law. The Tenant will pay to the Landlord, within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, the cost of providing all such additional or non-standard utility services, the cost to be determined by the Landlord in a reasonable manner. In case of a dispute over the reasonableness of such cost, the Landlord's determination, if verified by a licensed engineer selected by the Landlord (who may be an employee of the Landlord), will be conclusive and binding on the parties.

     (3) The Landlord will replace throughout the Term building standard electric light fixtures, bulbs, tubes, starters and ballasts in the Premises. In carrying out its obligation, the Landlord may adopt a system of periodic group relamping and reballasting in accordance with sound building management practices. The Landlord will replace light bulbs, tubes, starters and ballasts which are not building standard when they burn out, after notice from the Tenant, and the Tenant will pay the Landlord, as Additional Rent, within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, the cost of replacement and installation, plus a sum equal to 15% of the cost.

6.05     Tenant Not to Overload Facilities

         The Tenant will not bring into or install on the Premises any equipment that will exceed or overload the capacity of any utility or electrical or mechanical facilities servicing the Premises or the Building nor will the Tenant bring into or install on the Premises any additional utility or electrical or mechanical facility that the Landlord has not approved. If any equipment installed by the Tenant requires additional utility, electrical or mechanical facilities and, in the Landlord's opinion, such facilities are available, subject to all the provisions of section 8.03 including, without limitation, section 8.03(5), the necessary work may be performed by the Tenant's contractors.

         The Tenant will allow the Landlord or its authorized agents to make periodic inspections of all facilities using electricity or water in the Premises. The Tenant will pay the Landlord, as Additional Rent, within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, the capital costs and costs of installation and maintenance of all meters (including check meters) that may be installed by the Landlord to measure or estimate the consumption of any utility used in the Premises, and all related costs such as the costs of circuitry changes where required.

                                   ARTICLE VII

                               USE OF THE PREMISES

7.01     Use and Occupancy

         The Tenant will not use or occupy the Premises or permit them to be used or occupied (i) for any purpose other than for general office purposes, research and development, software development, sales and marketing and other related uses; or (ii) for any purpose or in any manner that does not comply with the terms, covenants and conditions of this lease and with all applicable laws, by-laws, and regulations. The Tenant will begin to conduct its business operations in the Premises on the Commencement Date and will thereafter conduct its business operations throughout the Term in the whole of such Premises as the Tenant may occupy from time to time in a reputable, first class manner.

7.02     Compliance With Law

     (1) The Tenant will promptly, at its expense, and subject to section 8.03,

         (a) observe and comply with the requirements of all government authorities and all applicable statutes, laws, by-laws, regulations, orders and ordinances at any time or from time to time in force during the Term pertaining to or affecting the Premises or the Leasehold Improvements or the trade fixtures, furniture or equipment installed by the Tenant or the Tenant's particular use of the Premises or the conduct of any business in the Premises, or the making of any repairs, replacements, alterations, changes, additions, deletions, substitutions or improvements to the Premises;

         (b) obtain all necessary permits, licences and approvals relating to the Tenant's particular use of the Premises or the conduct of any business in the Premises; and

         (c) observe and comply with all relevant policy, fire, health, safety and sanitary requirements, regulations, orders and directions of any federal, provincial or municipal authority.

     (2) Despite section 7.02(1), to the extent that the Landlord's Work to the Premises or the Building did not comply with requirements of government authorities or applicable statutes, laws, bylaws, regulations, orders or ordinances in force immediately before the beginning of the Term and to the extent that the Landlord has not subsequently complied in all material respects with such law, the Tenant will not be responsible for ensuring such compliance.

     (3) Without first obtaining the Landlord's written consent, the Tenant will not use the Premises in a way that would impose on the Landlord an obligation to modify, extend, alter or replace any part of the Premises or any improvements, fixtures, furniture or equipment. If the Tenant at any time or from time to time, without first obtaining the Landlord's written consent, does or omits to do or permits to be done or to be omitted to be done any act or anything that results in such an obligation being imposed on the Landlord, the Landlord may, by notice to the Tenant, require the Tenant to correct the commission or omission or to do the work necessary to comply with the obligation, in either case, within a stipulated reasonable time, having regard to the period of time, if any, that has been imposed on the Landlord to do the work, and if the Tenant fails to correct the commission or omission or do the necessary work within the stipulated time, the Landlord may, at its option, either do or cause to be done the work necessary to comply with the obligation, at the Tenant's expense, or terminate this lease. Despite the foregoing, if the Tenant's commission or omission represents a contravention of any law, by-law, regulation, fire code or reasonable requirement of the Landlord that could, in the Landlord's judgment, result in the cancellation of insurance or adversely affect the management or operation of the Building and if time does not permit giving the Tenant an opportunity to cure, then the Landlord may immediately begin to do or cause to be done the work necessary to comply with the obligation, at the

Tenant's expense, or, if the cost of compliance would be excessive, terminate this lease. If the Landlord undertakes any work to be done pursuant to this section, at the Tenant's expense, either itself or through its agents, the Tenant will pay the Landlord, as Additional Rent, within 15 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, the actual cost of the work plus a sum equal to 15% of the cost.

7.03 Nuisance and Waste

     The Tenant will not carry on any business or commit, suffer or permit any act or anything that may constitute a nuisance, danger, annoyance or an unlawful use or be offensive to the Landlord or other tenants or occupants of the Office Campus, nor commit, suffer or permit any waste or damage to the Premises or any other part of the Office Campus or to the Leasehold Improvements or to the Tenant's trade fixtures.

7.04 Tenant Not to Overload Floors

     The Tenant will first seek the Landlord's written approval before bringing upon any part of the Premises or anywhere else in the Office Campus any machinery, equipment, object, article or thing that by reason of its weight, size or use might possibly damage the Premises or another part of the Office Campus, and the Tenant will pay for all costs incurred by the Landlord, the Architect and the Landlord's engineers to assess whether the installation may be permitted and, if so, where it should be located. The Tenant will not at any time overload the floors of the Premises. If the Premises or another part of the Office Campus is damaged by any machinery, equipment, object, article or thing brought in by, for, or on behalf of, the Tenant or by overloading, or by any act, neglect, or misuse on the part of the Tenant, or any of its employees, agents, invitees, client, customers or any other person having business with the Tenant, regardless of whether or not the machinery, equipment, object, article or thing was brought upon the Premises or elsewhere in the Office Campus with the Landlord's approval or located in accordance with the direction of the Landlord's engineers, the Tenant immediately will repair the damage or, at the Landlord's option, will pay to the Landlord, as Additional Rent, within 15 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, the cost of repairing the damage plus a sum equal to 15% of the cost.

7.05 Inflammable Liquid or Dangerous Materials

     The Tenant will not bring into or store in the Premises or anywhere else in the Office Campus any inflammable liquid or environmentally unsafe, toxic, dangerous, explosive or combustible material, provided that the foregoing shall not apply to normal and usual office supplies and materials.

7.06 Defacing of Walls

     The Tenant will not drill into or deface the walls, ceilings, demising partitions, floors, windows, wood, stone or metalwork within the Premises without first obtaining the Landlord's written consent and in accordance with the Landlord's directions. Failure on the Tenant's part to comply with these provisions will entitle the Landlord, in addition to any other remedies it may have, to repair the damage and the Tenant will pay the Landlord, as Additional Rent, within 15 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, the cost of repair plus a sum equal to 15% of the cost.

                                  ARTICLE VIII
                  REPAIRS, ALTERATIONS, LEASEHOLD IMPROVEMENTS,
                        SUBSTANTIAL DAMAGE OR DESTRUCTION



8.01 Repair by the Landlord

     (1) Subject to section 8.06 and except for such degree of wear and tear as shall be reasonable from time to time having regard to the size, age, location, nature, character and use of the Office Campus, the Landlord will at all times throughout the Term make such repairs to the Common Areas, the Structural Elements and those of the Office Campus Systems that the Landlord has in this lease expressly agreed to repair as may be necessary to keep them in a good and substantial state of maintenance and repair, in accordance with prevailing standards for comparable developments in the same municipality, having regard to the size, age, location, nature, character and use of the Office Campus. The cost of such maintenance and repairs (except for the cost of repairing or replacing any inherent structural defects or weaknesses) will be included in Operating Costs, unless the Landlord is required, by reason of the particular use of the Premises or the business carried on by the Tenant, to make such repairs due to the application of laws, regulations, by-laws or ordinances or the direction, rules or regulations of any duly constituted regulatory body, in which case the Tenant is solely liable and responsible for the total cost of all such repairs plus a sum equal to 15% of the total cost of the repairs, which shall become due and payable to the Landlord as Additional Rent within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges. The Landlord is not obligated to repair or maintain the Leasehold Improvements. Furthermore, despite the foregoing, the Landlord is not obligated to make any repairs or replacements necessitated by any casualty against which the Landlord is not insured unless, and except to the extent (both as to policy limits and policy terms and conditions) that the casualty is customarily insured against by reasonably prudent owners of comparable developments in the same municipality, having regard to the size, age, location, nature, character and use of the Office Campus.

     (2) If the Office Campus Systems are damaged or destroyed or require repair, to the extent that the Landlord is obligated to repair or replace the Office Campus Systems the Landlord will have a reasonable time within which to make the repairs or replacements reasonably required for the resumption of service of the Office Campus Systems.

     (3) Despite any other term, covenant or condition contained in this lease including, but not limited to, the Landlord's obligation to repair set out in sections 6.01 and 8.01(1), any provision requiring or entitling the Landlord to take out insurance, and the Tenant's obligation to pay its Proportionate Share of Operating Costs, if the Office Campus or any part of it including, but not limited to, the Structural Elements, the Office Campus Systems, and any exterior or glazing of the Building, require repair, restoration or replacement or become impaired, damaged, destroyed or stopped up through the negligence, carelessness, misuse or deliberate act of the Tenant, its employees, invitees or others for whom the Tenant is in law responsible, the Tenant will pay to the Landlord, as Additional Rent, within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, the cost of the required repairs, restorations, replacements or alterations, plus a sum equal to 15% of the cost.

8.02 Repair by the Tenant

     (1) The Tenant will, at all times throughout the Term, at its sole expense, but subject to sections 8.03 and 8.06 and except for such degree of wear and tear as shall be reasonable from time to time for the Premises having regard to the size, age, location, nature and character of the Office Campus, keep and maintain the Premises in a good and substantial state of repair and decoration in accordance with prevailing standards for comparable developments in the same municipality, having regard to the size, age, location, nature, character and use of the Office Campus. The Tenant's obligation to repair and maintain the Premises extends, without limitation, to all Leasehold Improvements and to trade fixtures installed in the Premises by or on behalf of the Tenant or its subtenants, if any, but does not include repairs to be made by the Landlord under sections 6.01 and 8.01 or repairs of construction defects in installations made by the Landlord in the Premises, for which the Landlord is responsible. The Tenant's obligation to repair and maintain the Premises also includes, but is not limited to, periodic repainting and redecoration and cleaning of carpets and other floor coverings and curtains, drapes and other window coverings at reasonable intervals, as determined by the Tenant, acting reasonably, in accordance with first class standards.

     (2) The Tenant will permit the Landlord and its authorized agents or representatives to enter the Premises from time to time to examine the condition of the Premises and to view the state of repair and the Tenant will make all needed repairs and replacements with due diligence and dispatch according to the Landlord's written notice. The Landlord's failure to give notice does not relieve the Tenant from its obligations under subsection 8.02(1). In exercising its right of entry under this section the Landlord will make reasonable efforts to minimize interference with the Tenant's business operations.

     (3) The Tenant's obligation to repair does not extend to (a) maintenance, repairs or replacements necessitated by the negligent or wilful acts or omissions of the Landlord or those for whom it is in law responsible except where such negligence occurs during the remedying of, or the attempt to remedy, a default of the Tenant or those for whom the Tenant is in law responsible and except where the Tenant is indemnified by insurance or would have been indemnified by insurance which it is required to carry but for its failure to obtain or maintain the required insurance or but for deficiencies or omissions in the policy or coverage obtained; (b) maintenance, repairs or replacements to Structural Elements except where necessitated by the negligent or wilful acts or omissions of the Tenant or those for whom it is in law responsible; (c) maintenance, repairs or replacements necessitated by structural defects or weaknesses or faulty workmanship or defective materials in Landlord's Work; or
(d) maintenance, repairs or replacements necessitated by casualty to the extent that the maintenance, repairs or replacements are covered by insurance which the Landlord is required to maintain (or would have been covered by such insurance had the Landlord not elected to self-insure) or which the Landlord otherwise maintains.

8.03 Landlord's Approval of Leasehold Improvements and Tenant's Repairs

     (1) The Tenant will not, without first obtaining the Landlord's written consent, which will not be unreasonably withheld,

          (a) make, erect or install in or about the Premises any Leasehold Improvements other than the Initial Leasehold Improvements; or

          (b) alter, change, add to, subtract from or make substitutions to, or improve any part of the Premises or Leasehold Improvements.

     (2) When requesting the Landlord's consent, the Tenant will submit to the Landlord in writing details of the proposed work, to the extent reasonably required by the Landlord, including drawings and specifications prepared by qualified architects or engineers and conforming with good engineering practices.

     (3) The Landlord's consent will be conditional on its receipt from the Tenant of:

          (a) such indemnification from the Tenant against liens, costs, damages and expenses as the Landlord, acting reasonably, requires;

          (b) payment of the Landlord's cost of having the Architect and/or the Landlord's engineers review and approve the proposed work where the Landlord, acting reasonably, considers it appropriate to have the proposed work reviewed by a consultant who is not an in-house employee of the Landlord and approved to ensure that it does not adversely affect or interfere with the Structural Elements or any of the Office Campus Systems;

               provided that the Tenant shall provide to the Landlord evidence, satisfactory to the Landlord, that the Tenant has obtained, at its expense, all necessary consents, permits, and licences from all government and regulatory authorities claiming jurisdiction prior to the commencement of any work and will provide the Landlord with proof of acceptance of such work by the appropriate public offices when such work is finished.

     (4)  All work referred to in section 8.03(1) will be performed:

          (a) in accordance with the description of the work and the drawings and specifications approved by the Landlord;

          (b) in accordance with reasonable conditions, regulations, controls, and requirements imposed by the Landlord including, but not limited to, insurance requirements, and in compliance with design criteria from time to time established by the Landlord for the Office Campus;

          (c) to the extent required by the Landlord having regard to the nature of the work being performed, under the supervision of the Landlord or its agents and subject to a final inspection by the Architect and/or the Landlord's engineers, the costs of the inspection to be borne by the Tenant and payable, within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, as Additional Rent;

          (d) in accordance with all applicable laws and the requirements of all government and regulatory authorities claiming jurisdiction;

          (e) by competent workmen whose labour union affiliations are compatible with those of workmen employed by the Landlord and its contractors, the Landlord being entitled, if it requires, to approve or disapprove the contractors and tradesmen employed or retained by the Tenant and any subcontractors;

          (f) completed as expeditiously as possible in a good and workmanlike manner and with new materials of first-class quality during hours designated by the Landlord and in a way that will not unreasonably interfere with the quiet enjoyment by other tenants of their premises or with work being done by the Landlord on the Premises or elsewhere in the Office Campus or with work being done by other tenants without causing any damage to the Premises or any other part of the Office Campus; and

          (g)  solely at the Tenant's risk and expense.

     (5) Despite any other provision of this lease, if any work that the Tenant proposes to do or have done may affect or interfere with the Structural Elements or any of the Office Campus Systems within the Building, the Landlord may choose to perform the work itself or to have its own contractors perform the work, in either case, at competitive rates and, at the Tenant's sole cost. Upon completion of the work, the Tenant will pay to the Landlord within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, as Additional Rent, the Landlord's total cost of the work (including, but not limited to, the fees of any architectural and engineering consultants) plus a sum equal to 15% of the total cost of the work. The Tenant may not do, or have done, any work which may weaken or endanger the structure of the Office Campus or any part of it or adversely affect the condition or operation of, or diminish the value of, any part of the Office Campus or the Office Campus Systems or affect or interfere with the outside appearance of the Building.

     (6) Performance by or on behalf of the Tenant of any work without the Landlord's consent or without complying with the provisions of this section constitutes a default under the lease and, in addition to the Landlord's other remedies, the Landlord may require the Tenant, at the Tenant's cost, promptly to remove the work or that part of the work to which the Landlord objects, and to restore the

Premises to their previous condition. Failure on the Tenant's part to comply with the Landlord's requirement that the work be removed will entitle the Landlord to remove the work to which it objects and to restore the Premises to their previous condition; the Landlord will not be liable for loss or damage to the Leasehold Improvements or to any of the Tenant's property or to the Tenant's business by reason of the Landlord's actions and the Tenant will pay to the Landlord within 15 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, as Additional Rent, the Landlord's total cost of removing the work and restoring the Premises (including, but not limited to, the fees of any architectural and engineering consultants) plus a sum equal to 15% of the Landlord's total cost. The Landlord's performance or removal of any work pursuant to this subsection is not a reentry or a breach of the Landlord's covenant for quiet enjoyment contained in this lease or implied by law.

8.04 Tenant to Discharge All Liens

     (1) The Tenant will at all times during the period that the Tenant is given possession of the Premises and throughout the Term promptly pay all its contractors, suppliers and workmen and all charges incurred by or on behalf of the Tenant, its subtenants or any other persons occupying the Premises with its permission for any work, material or services that may be done, supplied, or performed at any time in respect of the Premises and the Tenant will do everything necessary to ensure that no lien is registered against the Office Campus or any part of it or against the Landlord's interest in the Office Campus or against the Tenant's interest in the Premises or in the Leasehold Improvements and if any such lien arises or is preserved or perfected, the Tenant will discharge it or cause it to be discharged at the Tenant's expense within 20 days after notice from the Landlord.

     (2) If the Tenant fails to discharge any such lien or cause it to be discharged as aforesaid, then in addition to the Landlord's other remedies, the Landlord may, but need not, discharge it by paying the amount claimed to be due into Court and the amount so paid by the Landlord and all costs and expenses incurred as a result of the registration or obtaining a discharge of any such lien including, without limitation, solicitors' fees (on a solicitor and his client basis) will be due and payable within 15 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges by the Tenant to the Landlord as Additional Rent.

     (3) Nothing in this section prohibits the Tenant from diligently contesting the validity of any construction lien as long as the Tenant, at the Landlord's request, pays the disputed amount into court or posts the necessary security so that the lien can be vacated or discharged from title.

8.05 Tenant to Notify Landlord of Damage

     The Tenant will promptly notify the Landlord of damage to, or deficiencies or defects in, any part of the Premises or any Office Campus System serving, or located in, the Premises regardless of whether it is the Landlord or the Tenant that is obligated to repair the damage, deficiency or defect.

8.06 Substantial Damage or Destruction

     (1) In this section, "unoccupiable" means unfit for occupancy by the Tenant for the purposes of carrying on its business and "occupiable" means fit for occupancy by the Tenant for the purposes of carrying on its business. All or any part of the Premises to which the Tenant cannot have access because of damage or destruction to the Building is considered to be unoccupiable, regardless of whether or not the Premises is itself damaged.

     (2) If damage or destruction by any cause by which proceeds of insurance are available to the Landlord renders all or part of the Premises unoccupiable:

          (a) The Landlord will repair and restore the Building with all reasonable diligence, and replace existing Leasehold Improvements.

          (b) If all or part of the Premises is unoccupiable, Basic Rent from the date of the damage or destruction until the Premises are again occupiable will abate in the proportion that the part of the Premises that is unoccupiable bears to the Useable Area of the Premises. The amount of the abatement will diminish proportionately as repairs are made and more of the Premises is returned to an occupiable state. Despite the above provisions, as long as the Tenant or its subtenant is not in fact using any part of the Premises for the conduct of its business and as long as more than half the Useable Area of the Premises is unoccupiable, then Basic Rent will abate totally until at least half the Useable Area of the Premises are again occupiable.

          (c)  Despite any other provision hereof of this section 8.06,

               (i) where more than 50% of the Useable Area of the Premises is unoccupiable and it will take more than 240 days to repair the damage or destruction to the state in which the Tenant can again use substantially all the Premises for its business, then the Landlord or the Tenant may terminate lease by giving the other party written notice no later this 45 days after the date of such damage Or destruction in than which case the Term will expire on the date of the notice if the Tenant is unable effectively to use the Premises after the damage or destruction or 30 days after the date of the notice in any other case; and

          Upon expiration of the Term pursuant to this subsection, the Tenant will surrender the Premises and all its interest therein to the Landlord and Basic Rent and other payments that should appropriately be apportioned will be apportioned to the date of termination except Basic Rent that has abated pursuant to this subsection. The Tenant will remain liable to the Landlord for all sums accrued due under this lease to the date of termination, and the Landlord may re-enter and repossess the Premises discharged of this lease.

          (d)  Despite any other provision of this section 8.06,

               (i) if the necessary repairs have been made within 15 days after the date of the damage or destruction, there will be no abatement of Basic Rent;

               (ii) to the extent that the damage or destruction required by the provisions of this section 8.06 to be repaired and restored by the Landlord shall have been caused by the negligence of the Tenant or of a person for whom the Tenant is in law responsible (including, but not limited to, a subtenant of the Tenant), there will be no abatement of Basic Rent, and the Tenant shall reimburse the Landlord for the full cost of carrying out such repair and restoration;

               (iii) to the extent that any part of the Premises remains
                     unoccupiable because the Tenant's repairs have not been completed, no abatement of Basic Rent to which the Tenant would otherwise be entitled will extend beyond the date by which, in the opinion of the Landlord arrived at on a reasonable basis, the Tenant's repairs would have been completed had the Tenant exercised reasonable diligence.

     (3) Despite any of the foregoing provisions, or if the Building or any of the Office Campus Systems is destroyed or damaged to such a material extent that in the opinion of the Landlord, acting reasonably, the Building must or should be totally or partially demolished whether or not the Landlord intends to reconstruct the Building in whole or in part and whether or not all or part of the Premises is rendered unoccupiable by such occurrence, and if all the necessary repair and restoration work cannot be completed within 240 days from the date of the damage or destruction, then the Landlord may, at its option, terminate this lease by giving the Tenant written notice no later than 45 days after the date of the damage or destruction, in which case the Term will expire on the date of the notice if the Tenant is unable effectively to use the Premises after the damage or destruction or 30 days after the date of the notice in any other case.

     Upon expiration of the Term pursuant to this subsection, the Tenant will surrender the Premises and all its interest therein to the Landlord, and Basic Rent and other payments that should appropriately be apportioned will be apportioned to the date of termination except Basic Rent that has abated pursuant to subsection 8.06(2). The Tenant will remain liable to the Landlord for all sums accrued due under this lease to the date of termination, and the Landlord may re-enter and repossess the Premises discharged of this lease.

     If the Landlord has not chosen to terminate this lease within the 45 day period, the Landlord will repair and restore the Building with all reasonable diligence to the extent of the Landlord's obligation to repair under section 8.01.

     (4) In none of the above-mentioned cases will the Tenant have any claim against the Landlord for any damages sustained by the Tenant nor will the Landlord be obligated to rebuild the Building or any part of it in accordance with the original drawings and specifications. No damages, compensation or claim whatsoever will be payable by the Landlord for inconvenience, loss of business or annoyance or other loss or damage whatsoever arising from the occurrence of any such damage to or destruction of the Premises or of the Building and/or its repair or restoration.

     (5) A statement from the Architect as to the length of time it will take to repair the damage or destruction to the state in which the Tenant can again use substantially all the Premises for its business, will be conclusive and binding on the Landlord and the Tenant.

8.07 Removal of Leasehold Improvements, Trade Fixtures and Chattels

     (1) The Tenant shall not remove Leasehold Improvements from the Premises either during or at the end of the Term. All Leasehold Improvements shall be deemed to have become the Property of the Landlord immediately upon their installation. If so requested by the Landlord, the Tenant shall remove any items of Leasehold Improvements, other than the Tenant's Work as detailed in Schedule G and as may be shown on Schedule C, designated by the Landlord not later than the expiration or other sooner termination of the Term. The Landlord shall make such designation at the time it provides its consent to any Leasehold Improvements as required in section 8.03.

     (2) The Tenant will give the Landlord such access to the Premises before the end of the Term as the Landlord considers necessary for it to determine the extent of removal of Leasehold Improvements and trade fixtures and restoration that it requires in accordance with its rights under this lease.

     (3) The Tenant will make every removal of trade fixtures, required or permitted under this lease, whether during or at the end of the Term, at times designated by the Landlord and will promptly make good any damage caused to the Premises or any other part of the Office Campus by the installation or removal of trade fixtures required or permitted to be removed.

     (4) If the Tenant does not remove its trade fixtures, furniture and equipment within 30 days after the end of the Term, the trade fixtures, furniture and equipment will, at the Landlord's option, become the Landlord's property absolutely and the Landlord may remove them from the Premises and sell or dispose of them in such manner as it considers advisable. To the extent that any costs of removal or restoration are not recovered from the net proceeds of sale of such items, the Landlord may recover the balance from the Tenant.

     (5) For certainty, the Tenant's trade fixtures do not include any Office Campus Systems, any floor coverings affixed to the floor of the Premises, or any fixtures, facilities, equipment or installations installed by the Landlord or at its expense.

     (6) The Tenant's obligations under this section will survive the end of the Term.

     (7) If the Tenant has failed to make every removal of Leasehold Improvements required or permitted under this lease within a reasonable period of time after notice from the Landlord, the Landlord shall make such removal and the Tenant will reimburse the Landlord for all costs and expenses incurred thereby within 30 days of receipt of an invoice from the Landlord for such costs and expenses.

                                   ARTICLE IX
                                    INSURANCE

9.01     Tenant's Insurance Coverage

     (1) The Tenant will take out and keep in force, at its expense, throughout the Term and during such other times as the Tenant occupies the Premises or part of the Premises:

         (a) insurance in respect of all risks of direct physical loss or damage including sprinkler leakage and subject only to those exclusions normally found in a standard insurance industry "all risks" policy in such amounts as may from time to time be required by the Landlord, acting reasonably, but in no event for less than (i) the full replacement cost, on a stated amount basis, covering all Leasehold Improvements, and (ii) 90% of the full replacement cost, on a stated amount basis, covering all the Tenant's furniture, trade fixtures, equipment, and all other property of every kind located or installed in the Premises which is either owned by the Tenant or for which the Tenant is in law responsible;

         (b) comprehensive broad form boiler and machinery insurance on a blanket repair and replacement value basis in respect of boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus placed in the Premises by or on behalf of the Tenant, and Tenant's furniture, trade fixtures, equipment, stock in trade and all other property of every kind located or installed in the Premises which is either owned by the Tenant or for which the Tenant is in law responsible;

         (c) business interruption insurance in such amounts as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in sections 9.01(1)(a) and 9.01(1)(b) and other perils commonly insured against by prudent tenants or attributable to loss of access to the Premises or the Building as a result of such perils;

         (d) commercial general liability insurance covering bodily injury, death, property damage, personal liability, contractual liability, non-owned automobile liability, employers' liability and contractors' protective insurance coverage, all on an occurrence basis, with respect to (i) the Premises, (ii) the business carried on in or from the Premises, (iii) use or occupancy of the Premises and of any other part of the Office Campus by the Tenant, its subtenants, concessionaires, licensees and other persons conducting business in or from the Premises, and non-occupancy of the Premises and (iv) all construction, installation, alteration or repair of, in or to the Premises by or on behalf of the Tenant;

         (e) tenants' legal liability insurance for the replacement cost of the portion of the Premises occupied by the Tenant, including loss of use of the Premises; and

         (f) such other insurance, and in such amounts, as the Landlord or Mortgagee, if any, acting reasonably, may require from time to time, the test of reasonableness being what is required of tenants by other reasonably prudent owners or mortgagees of comparable developments in the same municipality, having regard to the size, age, location, nature, character and use of the Office Campus.

9.02     Policy Requirements

     (1) Insurance policies required to be maintained by the Tenant must (i) be taken out with insurers acceptable to the Landlord, acting reasonably; (ii) be in form and substance satisfactory from time to time to the Landlord, acting reasonably; (iii) be non-contributing with, and applicable only as primary and not as excess to, any other insurance available to the Landlord or the Mortgagee, if any; (iv) not be invalidated as respects the interests of the Landlord and of the Mortgagee, if any, by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies; and (v) contain an agreement on the part of the insurer to notify the Landlord and the Mortgagee, if any, in writing at least 30 days before any cancellation or termination of the policy of any material change to the policy. The policies may be written with such deductibles and exclusions as reasonably prudent owners and mortgagees of comparable developments in the same municipality, having regard to the size, age, location, nature, character and use of the Office Campus, customarily accept in the case of tenants with covenants of a similar quality as that of the Tenant and occupying a comparable amount of space and putting their leased premises to comparable uses.

     (2) Insurance policies required to be maintained by the Tenant pursuant to sections 9.01(1)(a)(i) and 9.01(1)(b) must (i) name the Landlord its directors, officers, agents, employees and invitees, and any persons, firms, or corporations designated by the Landlord as additional named insureds, as their interests may appear; (ii) contain a release by the Tenant in favour of the Landlord and its directors, officers, servants, employees, agents and invitees, in respect of any claim which the Tenant might otherwise have against the Landlord for reimbursement in respect of damage covered by the said policies;
(iii) if there is a Mortgagee, contain a standard mortgage clause; and (iv) provide that any proceeds recoverable for loss of Leasehold Improvements will be payable to the Landlord. (All proceeds received for the loss of Leasehold Improvements will be dealt with in accordance with section 9.04).

     (3) Insurance policies required to be maintained by the Tenant pursuant to section 9.01(1)(d) must (i) be written on a comprehensive basis with inclusive limits of not less than $2,000,000, on an occurrence basis, for death of, or bodily injury to, any one or more persons, or for property loss or damage, or with such higher inclusive limits as the Landlord, acting reasonably, or a Mortgagee, if any, requires from time to time, the test of reasonableness being what is required of tenants by other reasonably prudent owners or mortgagees of comparable developments in the same municipality, having regard to the size, age, location, nature, character and use of the Office Campus; and (ii) contain a severability of interests clause, and a cross-liability clause protecting the Landlord, its directors, officers, servants, employees, agents and invitees, and other named insureds designated by it against claims by the Tenant as if the Landlord and other named insureds designated by it were separately insured.

     (4) The Tenant will submit to the Landlord certificates in form and substance acceptable to the Landlord or, if required by the Landlord or the Mortgagee, if any, certified copies of each such insurance policy signed by the insurer before the beginning of the Term and thereafter at least annually. At least 15 days before coverage under any policy will expire, the Tenant will submit to the Landlord a certificate of insurance in form and substance acceptable to the Landlord or, if required by the Landlord or the Mortgagee, if any, a certified copy of an insurance policy signed by the insurer evidencing the renewal of the existing policy or its satisfactory replacement. The Landlord may require the Tenant to submit the certificates of insurance or certified copies of policies evidencing compliance with the requirements of this Article 9 before the Tenant is permitted access to the Premises. No review or approval of any such insurance certificate or policy by the Landlord will derogate from or diminish the Landlord's rights or the Tenant's obligations contained in this lease, including, without limitation, those contained in this Article 9.

     (5) The Tenant hereby releases the Landlord and waives any and all claims against the Landlord and those for whom the Landlord is in law responsible with respect to occurrences insured against or required to be insured against by the Tenant hereunder whether any such claims arise as a result of the negligence or otherwise of the Landlord or those for whom it is in law responsible.

9.03     Tenant's Failure to Insure

         If:

         (a) The Tenant fails to take out or to keep in force any insurance referred to in section 9.01(1), or

         (b) the Landlord or a Mortgagee has notified the Tenant in writing that it does not approve of a policy or certificate of insurance and has given the Tenant its reasons for not approving the policy or certificate, and the Tenant has not begun diligently to rectify the situation within 48 hours after written notice from the Landlord or Mortgagee, or has not thereafter proceeded diligently to complete the rectification of the situation, the Landlord may, but need not, effect the insurance at the Tenant's expense and, without prejudice to the Landlord's other rights and remedies, the Tenant will pay to the Landlord within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, as Additional Rent, the Landlord's cost of effecting the insurance, including, but not limited to, the premiums paid, plus a sum equal to 15% of the Landlord's cost.

9.04     Insurance Proceeds for Loss of Leasehold Improvements

         All proceeds payable whether to the Landlord or to the Tenant in respect of the loss of Leasehold Improvements pursuant to section 9.02(2) will be made available toward the repair, restoration or replacement of the Leasehold Improvements, as required, unless this lease is terminated, in which case such proceeds shall be payable to the Landlord.

9.05     Increase in Insurance Premiums or Cancellation of Insurance

     (1) Nothing will be done, omitted to be done, brought into, kept, used, sold or offered for sale on or from the Premises nor will the Tenant do, bring into, keep or permit to be done or kept anything anywhere else in the Office Campus that may contravene any of the Tenant's insurance policies (whether direct damage or liability) relating to the Premises or any of the Landlord's insurance policies (whether direct damage or liability) relating to all or any part of the Office Campus or that would subject any insurance policy to cancellation, would result in a refusal to renew any insurance policy or would prevent the Landlord from obtaining policies with companies acceptable to the Landlord. The Tenant will promptly comply with all requirements of (i) the Insurers Advisory Organization of Canada or of any successor or similar organization, (ii) the Landlord's insurers, and (iii) all insurance policies now or in the future in effect, pertaining to or affecting all or part of the Office Campus.

     (2) If (i) the use or occupancy of the Premises, or (ii) the conduct of business in the Premises, or (iii) anything brought into, kept or used in the Premises, or (iv) any acts or omissions of the Tenant or anyone for whom the Tenant is legally responsible in the Office Campus or any part of it, causes or results in any increase in premiums for the insurance from time to time carried by the Landlord in respect of the Office Campus (whether direct damage or liability), the Tenant will pay any such increase in premiums, as Additional Rent, within 15 days after receipt of an invoice from the Landlord accompanied by particulars of the increase in premiums. In determining whether increased premiums are caused by, or are the result of, any of the foregoing, a schedule issued by the organization calculating the insurance rates for the Office Campus showing the various components of the rates will be conclusive evidence of the several items and charges that make up the insurance rates. Any rate attributed to the Tenant or to the Premises that exceeds the rate for normal use of the Premises without any operations that would constitute a potential hazard will conclusively be considered to be caused by the Tenant's use or occupancy. If the Landlord has chosen to self-insure, the Tenant will pay to the Landlord, as Additional Rent, within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges the amount that otherwise would have been payable under this subsection had the Landlord not chosen to self-insure.

     (3) If (i) the use or occupancy of the Premises, or (ii) the conduct of business in the Premises, or (iii) anything brought into, kept or used in the Premises, or (iv) any acts or omissions of the Tenant or anyone for whom the Tenant is in law responsible in the Office Campus or any part of it, causes or could result in the cancellation of, or the reduction in coverage under, any insurance policy (direct damage or liability) relating to the Office Campus or any part of it, and if the Tenant fails to remedy the condition giving rise to the cancellation or potential cancellation of, or reduction or potential reduction in, coverage within 48 hours after notice thereof by the Landlord, so that the Landlord may reinstate, or avoid cancellation of, or reduction in coverage of, the policy, as the case may be, the Landlord or its agents may, but need not, either

          (a) enter the Premises and remedy the condition giving rise to the cancellation or potential cancellation of, or reduction or potential reduction in, coverage (including removal of any offending article), in which case the Tenant will pay to the Landlord the cost of remedying the condition within 15 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges, as Additional Rent, and the Landlord will not be liable for loss or damage to the Tenant's property or to the property of others located on the Premises or to the Tenant's business by reason of the Landlord's actions, and no such entry is a reentry or a breach of the Landlord's covenant for quiet enjoyment contained in this lease or implied by law; or

          (b) if the Landlord is unable to remedy the conditions in accordance with (a) above, re-enter the Premises and take possession in which case Article 14 will apply.

9.06      Landlord's Insurance

     (1) Subject to section 9.06(2), the Landlord will take out or cause to be taken out and keep in force throughout the Term:

          (a) insurance on the Building in respect of all risks of direct physical loss or damage including sprinkler leakage and subject only to those exclusions normally found in a standard insurance industry "all risks" policy such other perils as are from time to time defined in the usual extended coverage endorsement including, without limitation, sprinkler leakages, in an amount equal to the full replacement cost of the Building (but which may exclude the cost of foundations and footings and permit a deductible amount to be assumed by the Landlord);

          (b) commercial general liability insurance in respect of the Building and the Office Campus in an amount of at least $2,000,000.00 for claims for personal injury or property damages arising out of any one occurrence;

          (c) boiler, pressure vessels and machinery insurance in respect of any boilers, pressure vessels and machinery operated in the Building (other than in the Premises or other areas that are rented) in an amount equal to the full replacement cost of the Building, and

          (d) such other insurances as the Landlord, in its sole discretion elects to obtain, or any Mortgagee of the Office Campus requires.

     (2) The Tenant hereby acknowledges that no insurable interest is conferred on the Tenant by the terms of this Section, and that the Tenant has no right to receive any proceeds of insurance, notwithstanding the Tenant's contribution to the Landlord's insurance costs.

     (3) Upon the request of the Tenant from time to time the Landlord will furnish a statement as to the perils in respect of which and the amounts to which it has insured the Building and the improvements and installations in the Premises, and also of the perils and amounts as to which the Landlord is self-insuring the Building and the improvements and installations in the Premises.

     (4) Notwithstanding the Tenants' contribution to the Landlord's insurance costs, and notwithstanding anything contained in Articles 8 and 9 hereof, the Tenant shall be liable to reimburse the Landlord as required by the terms of the said articles, for work done or expenditures made in respect of which the Landlord is obligated hereunder to carry insurance, or does otherwise carry insurance. If and only to the extent that the Landlord shall have been indemnified in respect of such work or expenditure by insurance, (the Landlord covenanting to diligently make and pursue all claims under its insurance policies applicable thereto), then and only to that extent the Landlord releases the Tenant and those for whom the Tenant is in law responsible from any and all such liability to reimburse the Landlord.

     (5) The Landlord will make reasonable efforts to have included in the insurance policies required hereunder to be maintained by the Landlord provisions whereby releases of liability granted by the Landlord hereunder in favour of the Tenant shall not affect the right of the Landlord to recover under said policies. If and so often as additional premiums are required to be paid by the insurer for including such provisions in the policies, the amounts of said additional premiums shall be payable by the Tenant within 15 days after receipt of an invoice from the Landlord.

     (6) The Landlord hereby releases the Tenant and waives any and all claims against the Tenant and those for whom the Tenant is in law responsible with respect to occurrences insured against or required to be insured against by the Landlord hereunder whether any such claims arise as a result of the negligence or otherwise of the Tenant or those for whom it is in law responsible. The Landlord agrees to pay the Tenant the amount of any additional premiums required by the Tenant's insurers to be paid by reason of the granting of this release, said payment to be made within 15 days after receipt of an invoice from the Tenant.

                                    ARTICLE X
                            LIMITATION OF LIABILITIES

10.01    Limitation of the Landlord's Liability

     (1) Despite any other provision in this lease, the Landlord is not liable for

          (a) the death or illness of, or bodily injury to, the Tenant, its employees, agents, invitees, licensees or any other person on the Premises or elsewhere in the Office Campus, or

          (b) the loss of, or damage to, the property (located on the Premises or elsewhere in the Office Campus) of the Tenant, its employees, agents, invitees, or licensees or of any other person,

caused by, or arising or resulting from or out of, or attributable to, any occurrence, situation or act of omission or commission in, upon, at, or relating to, the Premises or elsewhere in the Office Campus, or any other cause whatever unless, subject to section 10.01(2), caused by the Landlord's actual, provable negligence or wilful default but, despite the foregoing, in no circumstances will the Landlord be liable for any consequential or economic damages, loss or injury or for damages for personal discomfort or inconvenience.

     (2) Without limiting the generality of section 10.01(1), despite any other provision in this lease, in no circumstances is the Landlord liable, regardless of whether or not the property loss or damage results from the negligence or fault of the Landlord, its employees or agents or others for whom it is in law responsible,

          (a) for the loss of, or damage to, the property of the Tenant, its employees, agents, invitees, licensees or any other person, or for any other damages, loss or injury caused by, resulting from, attributable to, or occasioned during:

               (i) fire, explosion, flood, steam, gas, electricity, water, rain, ice,, snow, falling plaster, falling partitions, falling glass, falling metal, falling signs, falling ceiling tile, falling ceiling fixtures (including part or all of the ceiling T-grid system), falling lamps or bulbs or falling diffuser coverings, war, insurrection, earthquake; or

               (ii) dampness or leaks of any substance (including steam, gas, oil, water, rain, ice and snow) from or into any part of the Office Campus or from the street or from the ground or any other place, whether by breakage, leakage, breakdown, obstruction or other defect or any other reason; or

               (iii) the failure, whether by breakdown or other cause, to supply adequate drainage or snow or ice removal; or

               (iv) the interruption of any public utility or other service of the arrangement or condition of any electric or other wiring or sprinkler heads; or

               (v) anything done or omitted to be done by any other tenant or occupant or other person in the Office Campus or by an occupant of property adjacent to the Office Campus or by a member of the public; or

               (vi) construction, alterations or repairs, or any private, public or quasi-public work; or

               (vii) any act or omission (including theft, malfeasance or negligence) on the part of an agent, contractor or person from time to time employed by the Landlord to perform janitorial, cleaning security, maintenance, repair, supervisory or o1her services or any other work in or about the Premises or elsewhere in the Office Campus; or

              (viii) the operation, non-operation (for whatever reason), inadequacy or failure of the Office Campus Systems or facilities within the Building, or delays in the performance of any repairs, replacements or maintenance for which the Landlord is responsible under this lease; nor will the Tenant be entitled to any compensation or damages for loss of service or repayment or abatement of Rent during any period of non-operation or inadequate operation or as a result of delays of the type referred to in this clause above; or

               (ix) use of the Common Areas or of any of the Office Campus Systems or of any parking areas or garages; or

               (x) the Landlord's failure to provide the service of Office Campus Systems or facilities within the Building due to power failure, strikes or labour disruptions or any other cause beyond the Landlord's reasonable control, or the carrying out of any repairs, maintenance or replacement of Office Campus Systems or the facilities within the Building; and the Tenant is not entitled to any compensation or damages for loss of service or repayment or abatement of Rent as a result of a failure to provide service of Office Campus Systems or the facilities within the Building regardless of cause; or

          (b) for loss of, or damage to, any of the Tenant's property or the property of its subtenants, employees, agents or invites entrusted to the care or control of the

          Landlord, its employees, agents or others for whom the Landlord is legally responsible; or

      (c) for loss of, or damage to, money, securities, negotiable instruments, papers or other valuables of, or in the possession of, the Tenant, its employees, invitees or others, regardless of how the loss or damage was caused.

10.02 Risk of Loss

      All property of the Tenant or of any other person kept or stored on the Premises or elsewhere in the Office Campus will be kept or stored at the Tenant's risk and the Tenant will indemnify and save the Landlord harmless from and against all claims arising out of loss of or damage to any of the Tenant's property or to the property of any other person, including subrogation claims by the Tenant's insurers.

10.03 Acceptance of Premises

      The Tenant shall inspect the Premises together with the Landlord's representative before taking possession and will complete the Landlord's standard Acceptance Form itemizing any defects or deficiencies in the Premises that prevent or diminish their use. Except to the extent set out on the Acceptance Form, the Tenant will be considered for all purposes to have accepted the Premises in their then existing condition and the Landlord will not have any further obligation to the Tenant for defects or deficiencies except (i) latent defects that could not be discovered on a reasonable examination, (ii) defects or faults in Structural Elements, as they relate to the Premises, not caused by acts or omissions of the Tenant.

10.04 No Claim for Inconvenience

      The Tenant will not be entitled to claim for compensation for damages, inconvenience, nuisance or discomfort arising from the necessity of repair or renovation or rebuilding of any portion of the Building or the Office Campus.

l0.05 Indemnity by Tenant

      Despite any other provision in this lease, the Tenant will defend and indemnify the Landlord and save it harmless against, in respect of and from:

      (a) all claims for personal injury or death, property loss or damage or any other loss or damage of every kind arising out of, or resulting from

          (i) any occurrence, situation or act of omission or commission in, upon or at the Premises; or

          (ii) any occurrence, situation or act of omission or commission in, upon or at the Office Campus (other than the Premises) to the extent that the claim relates to the injury or death of, or loss of or damage to property of or in the care of, the Tenant, its employees, invitees or licensees or any other person at the Office Campus for the purpose of attending at the Premises; or

          (iii) the use or occupation of the Premises by the Tenant or any subtenant, agent, employee, invitee or licensee of the Tenant or by any other person for whom the Tenant is legally responsible; or

          (iv) the conduct of any work by, or any act or omission of, the Tenant or any subtenant, agent, employee, invitee or licensee of the Tenant or of any other person for whom the Tenant is legally responsible; and

      (b) all costs, expenses, charges, penalties, losses, liabilities and damages, suits and actions of every kind incurred or suffered by the Landlord in connection with or arising out of all claims of the type referred to in paragraph (a), except to the extent caused by the negligence of the Landlord or a person for whom the Landlord is in law responsible, and the expenses of all actions and proceedings pertaining thereto including, but not limited to, reasonable legal fees on a solicitor and his client basis; and

      (c) all costs, expenses, charges, penalties, losses, liabilities and damages incurred or suffered by the Landlord arising from any breach or non-performance by the Tenant of any of its covenants or obligations under this lease or non-compliance by the Tenant with any of the conditions of this lease;

      (d) any contract, lien, privilege, mortgage, charge or encumbrance of the Office Campus arising from or occasioned by the act, default or negligence of the Tenant, its officers, agents, servants, employees, contractors, customers, invitees or licensees; and

      (e) all costs and expenses, including but not limited to, legal fees (on a solicitor and his client basis) that may be incurred or paid by the Landlord in enforcing against the Tenant performance of its covenants and agreements contained in this lease and compliance with the conditions contained in this lease.

      The Tenant's obligation under this section will survive the end of the Term.

10.06 No Waiver

      The Landlord's failure to insist in one or more cases upon the strict performance or observance of a covenant or compliance with a condition of this lease or to exercise any of its rights arising out of the Tenant's default will not constitute a waiver of the Landlord's right to insist upon the performance or observance of the covenant or compliance with the condition, or performance or observance of any other covenant or compliance with any other condition. The Landlord's acceptance of Rent, whether or not with the knowledge of a breach of a covenant or condition contained in this lease, will not constitute a waiver of the breach. The Landlord's acceptance of Rent from any person other than the Tenant will not be considered a recognition of any rights not expressly granted in the lease or a waiver of any of the Landlord's rights, or an admission or consent that the person is a subtenant or assignee of the lease. No waiver by the Landlord or Tenant of a provision of this lease will be considered to have been made unless in writing and signed by the Landlord and the Tenant.

10.07 Accord and Satisfaction

      No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Basic Rent and Additional Rent herein stipulated is considered to be other than on account of the earliest stipulated Basic Rent or Additional Rent. No endorsement or statement on any cheque or in any letter accompanying any cheque or rent payment may be considered an acknowledgement of full payment or an accord and satisfaction. The Landlord may accept and cash any such cheque or payment without prejudice to the Landlord's right to recover the balance of such rent or pursue any other remedy that the Landlord may have under this lease or by statute, or in equity at law.

10.08 No Partnership or Agency

      This lease does not create a partnership or joint venture between the Landlord and the Tenant nor does it create the relationship of principal and agent, although a limited principal-agent relationship may be created in the future in accordance with section 14.03.

10.09 Excusable Delay

      If, because of a circumstance beyond the control of a party, the party is delayed in performing or observing a covenant or in complying with a condition under the terms of this lease that it is required to do by a specified date or within a specified period of time, and if the circumstance is neither caused by the default or act of commission or omission of that party nor avoidable by the exercise of reasonable effort or foresight by that party, the date or period of time by or within which it is to perform, observe or comply will be extended by a period of time equal to the duration of the delay, and the other party to this lease will not be entitled to compensation for damages, inconvenience, nuisance or discomfort occasioned thereby. Such circumstances include, but are not limited to, strikes or other labour or industrial disturbances, civil disturbance, acts, orders, legislation, regulations or directives of any government or other public authorities, act of the public enemy, war, riot, sabotage, blockage, embargo, shortage of materials and supplies, explosion and act of God. Nothing in this section, however, excuses a delay caused by lack of funds or other financial circumstances or excuses the Tenant from paying when due and payable any moneys payable pursuant to this lease.

                                   ARTICLE XI
                                     ACCESS

11.01 Entry by Landlord

      The Tenant will permit the Landlord and its authorized agents, employees and contractors to enter upon the Premises at any time or times to examine and inspect the Premises, to provide janitorial and maintenance services and to make all repairs, alterations, changes, adjustments, improvements or additions to the Premises or the Building or any part of the Office Campus including the Office Campus Systems that the Landlord considers necessary or desirable, whether for the direct benefit of the Premises or where necessary to serve another part of the Office Campus. For these purposes, the Landlord may take all material into and upon the Premises that is required therefor and may have access to the overhead conduits and access panels to shafts and the Landlord may check, calibrate, adjust and balance controls and other parts of the Office Campus Systems. The Rent required to be paid pursuant to this lease will not abate or be reduced while any such repairs, alterations, changes, adjustments, improvements or additions are being made due to loss or interruption of the Tenant's business, and the Landlord will not be liable as a result of such entry for any injury or death caused to any person or for loss or damage to the property of the Tenant or of others. The Tenant will not obstruct pipes, conduits, ducts or shafts or other parts of the Office Campus Systems so as to prevent reasonable access to them. The Tenant will provide free and unhampered access to the Premises for the above purposes and will not be entitled to compensation for any damages, inconvenience, nuisance or discomfort caused thereby, but the Landlord in exercising its rights under this lease will make reasonable efforts to minimize interference with the Tenant's use and enjoyment of the Premises. No entry made or work undertaken by or on behalf of the Landlord upon the Premises pursuant to this section is a re-entry or a breach of the Landlord's covenant for quiet enjoyment contained in this lease or implied by law. Despite the foregoing, the Landlord will endeavour to give the Tenant at least 48 hours prior notice before doing any repair or maintenance work during Business Hours except in the case of emergencies.

11.02 Exhibiting Premises

      Upon 24 hours prior written notice to the Tenant the Tenant will permit the Landlord and the Landlord's agents to exhibit the Premises at all reasonable hours during the last 6 months of the Term to prospective tenants and to all other persons having written authority to view the Premises from the Landlord or the Landlord's agents. The Landlord may enter the Premises at all reasonable hours during the Term to show the Office Campus to prospective purchasers or mortgagees.

11.03 Where the Tenant is Not Available

      If the Tenant is not personally present to admit entry into the Premises, at any time, when for reason of an emergency an entry into the Premises is necessary or permissible, the Landlord or its agent may, to the extent necessary, forcibly enter the Premises without rendering the Landlord or its agent liable therefor, without affecting the obligations and covenants of this lease, and without constituting a re-entry or a breach of the Landlord's covenant for quiet enjoyment contained in this lease or implied by law. Nothing in this section, however, imposes upon the Landlord any obligation, responsibility or liability for the care, maintenance or repair of the Premises or any part of them.

                                   ARTICLE XII
                     STATUS CERTIFICATES; SUBORDINATION AND
                        ATTORNMENT; FINANCIAL INFORMATION

12.01 Status Certificates

      The Tenant will from time to time deliver, within 15 days after receipt of a written request from the Landlord, in a form supplied by the Landlord, a status certificate addressed to the Landlord, or to a prospective purchaser, assignee, lessee or mortgagee of the Land, the Premises, the Building or the Office Campus, as requested, certifying, according to the facts,

      (a) that this lease is unmodified and in full force and effect or, if there have been modifications, that this lease is in full force and effect as modified, stating the modifications, or that this lease is not in full force and effect;

      (b) the Commencement Date;

      (c) the rental payable under the lease and the date to which Basic Rent and Additional Rent have been paid;

      (d) whether or not there are any defaults or alleged default by the Tenant in the payment of any Rent or in any other respect under this lease, specifying the nature and extent of all defaults, if any, and stating whether a notice of default has been served on the Tenant;

      (e) whether or not there are any defaults or alleged defaults by the Landlord under this lease, specifying the nature and extent of all defaults, if any, and stating whether a notice of default has been served on the Landlord;

      (f) whether the Tenant has any defences, set-offs or counterclaims against enforcement of its obligations under this lease;

      (g) with reasonable particularity, details of the Tenant's financial standing and corporate organization; and

      (h) as to any other matters pertaining to the lease which the Landlord, acting reasonably, may request, it being intended that any such certificate may be relied upon by the Landlord or by any prospective purchaser, assignee, lessee or mortgagee of the Land, the Premises, the Building or the Office Campus.

12.02 Subordination and Attornment

      At the Landlord's request, the Tenant will (i) subordinate this lease to Mortgages that may affect the Building Land in the future, (ii) execute promptly documents in confirmation of the subordination, and (iii) enter into an agreement with the Mortgagee that if the Mortgagee becomes a mortgagee in possession or takes steps to realize its security the Tenant will attorn to the Mortgagee and become the Mortgagee's tenant or the tenant of any purchaser from the Mortgagee for the unexpired residue of the Term on all the terms and conditions of this lease. If the Tenant fails to execute any of the documents referred to in the previous sentence within 30 days after being requested by the Landlord to do so, such failure shall be deemed a default under this lease and in addition to any other remedy under this lease.

12.03 Information on Corporate Organization

      The Tenant will, upon request, provide the Landlord with such publicly available information as to the Tenant's corporate organization as the Landlord or a Mortgagee, if any, reasonably requires. Failure of the Tenant to comply with the Landlord's request herein constitutes a default under this lease entitling the Landlord to exercise all its remedies under this lease.

                                  ARTICLE XIII
                            ASSIGNING AND SUBLETTING

13.01 Landlord's Consent Required

      The Tenant will not assign this lease in whole or in part, nor sublet all or part of the Premises, nor mortgage or encumber this lease with respect to all or part of the Premises, nor suffer or permit the occupation of, or part with or share possession of, all or part of the Premises with any person including, but not limited to, an assignee or subtenant of an approved subtenant (all the foregoing being sometimes hereinafter collectively referred to as a "Transfer"), unless, in each case, it has first requested in writing and obtained the Landlord's written consent thereto, which will not be unreasonably withheld. Without limiting the grounds for withholding consent to a Transfer, the Landlord's refusal to consent to a Transfer will not be considered unreasonable if a reason for withholding the consent is (i) that the Landlord has concerns, on reasonable grounds, about the business, financial background, business history or creditworthiness of the proposed transferee, (the "Transferee") or about the use to which the Premises may be put; or (ii) except in the case of a proposed Transfer of this lease in respect of the entire Premises, that the Landlord has other premises in the Office Campus that would suit the Transferee's needs; or (iii) the Transferee's refusal to execute an agreement of the type referred to in section 13.03; or (iv) that there is no independent access from the corridor to the part of the Premises in respect of which the Tenant has requested consent to a Transfer (except that the Tenant may, at its cost, provide the necessary inter-connecting corridor for independent access from the corridor to the part of the Premises to which the Transfer pertains, it being understood that such inter-connecting corridor will remain Rentable Area); or (v) that the proposed use or division of the Premises would adversely affect the Common Areas or Office Campus Systems, the appearance or aesthetics of the Building, or the nature of the Building as first class office premises. The consent by the Landlord to any Transfer, if granted, will not constitute a waiver of the necessity for a consent to a subsequent Transfer. This prohibition against a Transfer is considered to include a prohibition against any Transfer by operation of law. No Transfer will take place by reason of the Landlord's failure to give notice to the Tenant within 15 days as required by section 13.02.

     Notwithstanding anything to the contrary in this lease, Tenant may, without Landlord's prior written consent and without any participation by the Landlord in assignment and subletting proceeds, sublet the Premises or assign this lease to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant, provided that upon such relationship ceasing to exist, such subletting or assignment shall be rescinded, (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy, reorganization, or government action; or (iii) a purchaser of substantially all of Tenant's business and assets located in Canada. For the purpose of this lease, sale of Tenant's capital stock through any public exchange or issuances for purposes of raising financing shall not be deemed an assignment, subletting, or any other transfer of the lease or the Premises.

13.02 Landlord's Right to Terminate

      Whenever the Tenant intends to effect a Transfer, the Tenant will give the Landlord prior written notice of its intention, identifying the Transferee and providing such information as the Landlord or Mortgagee, if any, requests including, without limitation, information about the principals of the Transferee and its business, business history, reputation, financial strength and creditworthiness and about the use to which the Premises will be put. The Tenant will submit with its request for consent a true copy of any offer or agreement to take an assignment or sublease. The Landlord will, within 15 days after having received the Tenant's notice and all the information it reasonably requires, notify the Tenant in writing either that it consents or does not consent to the Transfer, in accordance with the provisions and qualifications in this Article 13. The Landlord acknowledges that the Tenant will be subletting such space as is excess to its needs as at the Commencement Date, provided such subleases shall not exceed two years in term. The Landlord consents to such subletting provided the provisions of section 13.01 relating to Landlord's consent are otherwise complied with.

13.03 Tenant Not Released on Transfer

      (1) The Landlord's acceptance of a payment from a Transferee is not to be considered a waiver of the Tenant's obligation not to effect a Transfer without the Landlord's written consent nor is it to be considered consent to the Transfer nor does it release the Tenant from the further performance of its obligations under this lease.

      (2) Documents evidencing the Landlord's consent to a Transfer, if permitted or consented to by the Landlord, will be prepared by the Landlord or its solicitors, and all reasonable related legal costs will be paid by the Tenant to the Landlord or its solicitors, as Additional Rent, within 30 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges.

      (3) A consent by the Landlord to a Transfer, will, at the Landlord's option, be conditional on the prompt execution by the Transferee of an agreement directly with the Landlord to be bound by all the terms, covenants and conditions contained in this lease as if the Transferee had originally executed this lease as tenant. Despite any Transfer permitted or consented to by the Landlord, the Tenant will remain jointly and severally liable with the Transferee on this lease and will not be released from compliance with any of the terms, covenants and conditions of this lease during the Term or during the term of any renewal period pursuant to an option to renew. In the event this lease is repudiated or is disclaimed or terminated by any trustee in bankruptcy of any assignee of this lease, the original Tenant named in this lease, upon notice from the Landlord given within thirty (30) days of such repudiation, disclaimer or termination, shall enter into a lease with the Landlord upon the same terms and conditions as contained herein except for the duration of term, which shall expire on the date this lease would have expired save for such repudiation, disclaimer or termination.

13.04 Change in Control of Tenant

      If after the date of execution of this lease shares in the capital of either the Tenant or a corporation that controls the Tenant are transferred by sale, assignment, bequest, inheritance, operation of law or other disposition, or are issued by subscription or allotment, or are cancelled or redeemed, so as to result in a change in the effective voting or other control of the Tenant, or of a corporation that controls the Tenant, by the person or persons holding control on the date of execution of this lease (or on the date when the Tenant becomes a corporation, if later, or on the date the Landlord has consented to a Transfer to a corporation, if later, whichever is applicable), or if other steps are taken to accomplish a change of control, the Tenant promptly will notify the Landlord in writing of the change of control, which will be considered to be an assignment of this lease to which sections 13.01, 13.02 and 13.03(1) and (2) apply. Whether or not the Tenant notifies the Landlord, unless the Landlord previously had consented to the change of control, the Landlord may, within 60 days after it learns of the change of control, notify the Tenant that it elects to terminate this lease. If the Landlord notifies the Tenant that it elects to terminate this lease because of a change in control, the Tenant may advise the Landlord, within 15 days after receipt of written notice of the Landlord's election, that the Tenant chooses to reinstate this lease by arranging for the transfer, sale, assignment or other disposition (the "Re-Transfer") from the shareholders of the Tenant or the corporation that controls the Tenant after such change in control to the shareholders of the Tenant or the corporation that controls the Tenant existing on the date of execution of this lease (or on the date when the Tenant becomes a corporation, if later, or on the date the Landlord has consented to a Transfer to a corporation, if later, whichever is applicable). If the Re-Transfer is effected within 30 days following the date the Tenant receives written notice of the Landlord's election and if immediately thereafter the Tenant provides the Landlord with evidence satisfactory to the Landlord that the Re-Transfer has been effected this lease will be reinstated for the balance of the Term; otherwise, this lease will terminate 45 days after the date on which the Tenant receives written notice of the Landlord's election, unless in the meantime the Landlord otherwise agrees. The Tenant will make available to the Landlord or its lawful representatives all corporate books and records of the Tenant and of any corporation that controls the Tenant for inspection at all reasonable times, to ascertain to the extent possible whether there has been a change of control. For the purposes of this section, control means the direct or indirect beneficial ownership of more than 50% of the voting shares in the capital of a corporation.

13.05 No Advertising of the Premises

      The Tenant will not print, publish, post, display or broadcast any notice or advertisement or otherwise advertise that all or part of the Premises is available for lease or sublease or is otherwise available for the purpose of effecting a Transfer, and it will not permit any broker or other person to do any of the foregoing, unless the complete text and format of any such notice or advertisement is first approved in writing by the Landlord. Without restricting or limiting the Landlord's right to refuse any text or format on other grounds, no text or format proposed by the Tenant may contain a reference to the rental rate for the Premises.

13.06 Excess Rent

      If an approved Transferee has sublet or obtained an assignment of all or part of the Premises from the Tenant and has agreed to pay the Tenant a rent or other amount in respect of its use of the Premises or any part of the Premises that exceeds the rent payable by the Tenant to the Landlord (or a pro-rated portion of such rent in the case of a sublease or assignment of less than the entire Premises), the Tenant will pay to the Landlord monthly, as Additional Rent, an amount equal to 50% of the excess rent received by the Tenant from the Transferee. In determining excess rent the Tenant shall be entitled to deduct costs and expenses incurred by the Tenant for alternations to the Premises, brokerage commissions and legal fees. For purposes of this section, rent includes any premiums, bonuses, key money or lump sum payments made by the Transferee to the Tenant, or as the Tenant may direct, that may reasonably be considered to be for the use of all or part of the Premises, or amounts payable for the purchase or use of Leasehold Improvements or chattels in excess of their fair market value, lump sums to be amortized over the term of the sublease for the purposes of calculating the rent. A Transferee under section 13.01 is considered to be an approved Transferee for purposes of this section.

13.07     Assignment by Landlord

      (1) If the Landlord sells or otherwise disposes of the Building or the Land or any part thereof or an interest in the Building, in the Land or in the Office Campus or in this lease or enters into a concurrent lease for the Premises or the Building or the Land, to the extent that the purchaser or assignee assumes responsibility for compliance with the covenants and obligations of the Landlord under this lease, the Landlord without further written agreement will be relieved of liability under the covenants and obligations contained in this Lease.

      (2) If, as a result of a sale or other disposition of the Land or of a portion of the Land or of an interest in the Land or in a portion thereof or in the Building or in the Office Campus or a portion thereof or for any other reason, the Landlord chooses to treat the Land as two parcels of land as if they were owned by separate entities, the Landlord may advise the Tenant accordingly by notice in writing and from and after the date set out in the notice all references in this lease to "Office Campus" will be deemed to read "Building" and all references to "Land", other than in this section will be deemed to include only that parcel of the Land on which the Building is situate and that portion of the Land within such severed parcel.

                                   ARTICLE XIV
                                     DEFAULT

14.01     Landlord's Right to Cure

      Whenever there is a default under this lease by the Tenant, in addition to all the Landlord's other rights and remedies under this lease or by statute or at common law or in equity, the Landlord may, but need not, remedy or attempt to remedy the default, and in so doing may enter the Premises to perform work or do other things. The Landlord's costs in remedying or attempting to remedy the default and in repairing any damage resulting from the default or from the remedying of the default together with a sum equal to 15% of the Landlord's costs will be payable to the Tenant to the Landlord, as Additional Rent, within 15 days after receipt of an invoice from the Landlord setting out reasonable particulars of the charges. The Landlord will not be responsible to the Tenant for loss or damage resulting from such entry or action by the Landlord unless caused by the negligence of the Landlord or a person for whom the Landlord is in law responsible, and nothing the Landlord does under this section is a re-entry or a breach of the Landlord's covenant for quiet enjoyment contained in this lease or implied by law.

14.02     Right to Re-enter

      (1) If and whenever:

          (a) the Tenant fails to pay any instalment of Rent or Additional Rent when due and payable and such default continues for a period of ten (10) days after notice from the Landlord; or

          (b) the Tenant or an agent of the Tenant intentionally or recklessly falsifies a report, certificate or statement required to be furnished to the Landlord pursuant to this lease; or

          (c) the Tenant fails to pay any Taxes, Sales Taxes or Business Taxes as defined in Article 4 herein when due and payable and such default continues for a period of ten (10) days after notice from the Landlord; or

          (d) the Tenant or an Indemnifier becomes bankrupt or insolvent or takes the benefit of present or future legislation for bankrupt or insolvent debtors or files a proposal or makes an assignment for the benefit of creditors or an arrangement or compromise; or

     (e) a receiver, interim receiver, trustee, liquidator or a receiver and manager is appointed for all or part of the Tenant's property or business; or

     (f) steps are taken or an action or proceedings are instituted by the Tenant or by another party including, without limitation, a court or government body of competent jurisdiction for the dissolution or winding-up of the Tenant or for the liquidation of its assets; or

     (g) the Tenant makes a sale in bulk of any of its assets on the Premises (other than a bulk sale made to an assignee or subtenant pursuant to an assignment or subletting permitted under this lease and pursuant to the Bulk Sales Act of Ontario); or

     (h) the Tenant vacates, abandons or attempts to vacate or abandon the Premises; or

     (i) the Tenant assigns, transfers, encumbers, sublets or permits the occupation or use or the parting with or sharing possession of all or part of the Premises to or by anyone except as permitted by this lease; or

     (j) this lease, the Term or a substantial part of the Tenant's assets are seized, attached or taken in execution; or

     (k) the Tenant fails to observe, perform or comply with any of the terms, covenants or conditions of this lease to be observed, performed or complied with by the Tenant, other than the terms, covenants or conditions specifically referred to above in paragraphs (a) to (j) inclusive and such default shall continue for a period of fifteen
          (15) days or such longer period as may be reasonably required in the circumstances to cure such default, after written notice by the Landlord to the Tenant specifying with reasonable particularly the nature of such default and requiring same to be remedied; or

     (l)  re-entry is permitted under another provision of this lease,


then and in every such case, in addition to all its other rights, the Landlord may immediately re-enter the Premises or any part of them in the name of the whole and have again, repossess and enjoy them as of its former estate, in which event the Landlord may remove all persons and property from the Premises and store any removed property in a public warehouse or elsewhere at the cost of and for the account of the Tenant, or sell or otherwise dispose of any property on the Premises as the Landlord considers advisable, all without service of notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage occasioned thereby anything contained in any statute of law to the contrary notwithstanding, including the provisions of section 19(2) of the Commercial Tenancies Act (Ontario) or any legislation that amends or replaces such section. Such forfeiture shall be wholly without prejudice to the rights of the Landlord to recover arrears of rent or damages for any antecedent default by the Tenant of its covenants, obligations or agreements under this lease or of any term or condition of this lease and provided further that notwithstanding any such forfeiture the Landlord may subsequently recover from the Tenant damages for loss of Rent suffered by reason of this lease having been prematurely determined. For certainty, this right of re-entry applies to all the Tenant's covenants in this lease, whether positive or negative.

     (2) Immediately upon the occurrence of any of the events referred to in section 14.02(1), in addition to all the Landlord's other rights, the full amount of the current month's instalment of Basic Rent and of all Additional Rent payments for the current month together with the next 3 months' instalments of Basic Rent and of all Additional Rent, all of which will be considered to be accruing due on a day-to-day basis, will become due and payable as accelerated rent and will be recoverable by the Landlord in the same manner as the rents hereby reserved and as if rent were in arrears.

 14.03   Right to Relet

     (1) If the Landlord chooses to re-enter the Premises, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law it may either terminate this lease or it may from time to time, without terminating this lease, make such alterations and repairs as are necessary to relet the Premises or any part of them, as the Tenant's agent, for such term or terms (which may be for a term extending beyond the Term) and at such rent and upon such other terms, covenants and conditions as the Landlord in its sole discretion considers advisable. Upon each such reletting all rent received by the Landlord from the reletting will be applied, first to the payment of any indebtedness from the Tenant to the Landlord other than Basic Rent or Additional Rent due under this lease; second, to the payment of any costs and expenses of the reletting including, but not limited to, brokerage fees and solicitor's fees and of costs of alterations and repairs and of costs of tenant inducements; third, to the payment of Basic Rent and Additional Rent due and unpaid under this lease; and the residue, if any, will be held by the Landlord and applied in payment of future Rent as it becomes due and payable. If rent received from the reletting during any month is less than that to be paid under this lease during that month by the Tenant, the Tenant will pay any deficiency which will be calculated and paid monthly in advance on or before the first day of each and every month. No such re-entry or taking of possession of the Premises by the Landlord will be construed as a choice on its part to terminate this lease unless a written notice of such intention is given to the Tenant. Despite any such reletting without termination the Landlord may at any time thereafter choose to terminate this lease for the previous breach.

     (2) If the Landlord at any time terminates this lease for any breach, in addition to all its other remedies, it may recover from the Tenant all damages it incurs by reason of the breach, including the cost of recovering, altering and reletting the Premises, solicitor's fees (on a solicitor and his client basis) and including the value at the time of the termination of the excess, if any, of the amount of Rent required to be paid pursuant to this lease for the remainder of the Term over the then reasonable rental value of the Premises for the remainder of the Term, all of which amounts will be immediately due and payable by the Tenant to the Landlord.

 14.04   Expenses

         If legal action is brought for recovery of possession of the Premises or for the recovery of Rent, or because of the breach of any term, or covenant or non-compliance with any condition contained in this lease to be performed or complied with on the part of the Tenant, and a breach or non-compliance is established, the Tenant will pay to the Landlord all expenses incurred in connection with the action, including solicitor's fees (on a solicitor and his client basis), unless a court otherwise awards.

14.05    Waiver of Exemption for Distress

         Despite any applicable legislation, as amended or replaced from time to time, none of the Tenant's goods and chattels on the Premises at any time during the Term will be exempt from levy by distress for Rent in arrears. If the Tenant claims an exemption or if the Landlord levies distress, this section may be pleaded as an estoppel against the Tenant in an action brought to test the Landlord's right to levy distress against goods of the type exempted in the legislation, the Tenant waiving, as it does, all benefit that could or might have accrued to it under the legislation but for this section.

14.06    Lien on Tenant's Goods and Equipment

         If at any time while the Tenant is in possession of the Premises or during the Term or at the expiration or earlier termination of the Term the Tenant is in default under a covenant or an obligation contained in this lease, the Landlord has a lien on all goods, inventory, stock-in-trade, equipment and facilities of the Tenant as security against loss or damage resulting from the default and none of the goods, inventory, stock-in-trade, equipment or facilities will be removed by the Tenant until the default is corrected, unless otherwise permitted in writing by the Landlord. The provisions of this section will survive the expiration of the Term or earlier termination of this lease.

14.07    Default of Payment Collectible as Additional Rent

         If the Tenant is in default in the payment of amounts or charges required to be paid pursuant to this lease, they will, if not paid when due and payable, be collectible as Additional Rent, immediately on demand, but nothing in this lease is considered to suspend or delay the payment of any amount of money or charge when it becomes due and payable, or limit any other remedy of the Landlord.

14.08    Remedies are Cumulative

         Mention in this lease of a particular remedy of the Landlord in respect of a default by the Tenant does not preclude the Landlord from exercising another remedy in respect of that default, whether available at common law or in equity or by statute or expressly provided for in this lease. No remedy is exclusive or dependent upon any other remedy, but the Landlord may from time to time exercise one or more of such remedies generally or in combination, such remedies being cumulative and not alternative, but shall be without duplication of recovery.

14.09    Act of Subtenants

         An act or omission on the part of a subtenant of the Tenant that if done, or omitted to be done, by the Tenant would constitute a breach of a covenant or condition in this lease or would impose obligations on the Tenant or entitle the Landlord to exercise remedies is considered for all purposes to be the act or omission of the Tenant and entitles the Landlord to enforce its remedies under this lease or at law against the Tenant.

14.10    Waiver of Offset

         The Tenant hereby waives and renounces any and all existing and future claims, offsets and compensation against any Rent, and agrees to pay such Rent regardless of any claim, offset or compensation which may be asserted by the Tenant or on its behalf.

                                   ARTICLE XV
                                  MISCELLANEOUS

15.01    Notices

         Each notice, demand, approval, consent, waiver, statement or request (in this section collectively referred to as "notice") required or permitted to be given under this lease by either party to the other must be in writing and will be considered to have been sufficiently and effectively given if signed by or on behalf of the party giving the notice and personally served on or sent by facsimile or delivered by courier, or mailed in Canada by registered mail, postage prepaid, to:


LANDLORD:                              Westbury International (1991) Corporation
                                       Garden Level
                                       1100 Burloak Drive
                                       Burlington, Ontario
                                       L7L 6B2

                           Attention:  Michael H. DeGroote, President
                           ------------------------------------------
                           Fax:   (905) 335-6256

TENANT:                    At the Premises.

                           Attention: ____________
                           Fax:

                           and at:

                           Legato Systems Inc.
                           3210 Porter Drive
                           Palo Alto, California 94304
                           U.S.A.
                           Attention:  Manager of Facilities Engineering
                                       ---------------------------------
                           Fax:   1-650-812-6027

         If the Tenant is not in possession of the Premises or a responsible person with whom a notice could be left cannot be located on the Premises, a notice to the Tenant will be considered to have been personally served if posted conspicuously anywhere in the Premises near a main entrance to the Premises.

         A notice given in the manner set out above will be considered to have been received:

         (a)  on the date of delivery, if served personally or by courier;

         (b)  on the date of sending, if served by facsimile; and

         (c) on the 14th business day after the date of mailing by Canadian registered mail, except that no notice may be mailed during any period in which Canadian postal workers are on strike or in which Canadian mail service is disrupted or in which a postal strike or disruption of mail service which may be anticipated to affect normal mail delivery is imminent and if such a postal strike or disruption of service does begin within five days following the mailing of a notice, the notice will be considered to be received on the seventh business day after the termination of the strike or the resumption of normal mail service unless the party sending the notice delivers it by personal service.

Either party may from time to time change the address to which notices are to be mailed or delivered by communicating such change to the other in the manner set out above. If at any time during the Term, the Tenant consists of more than one person, corporation or other entity, then a notice, given by the Landlord addressed to one of such persons, corporation or other entities will be considered to have been duly given to the Tenant for all purposes under this lease, and the first of any such notices given by one of such persons, corporations or other entities to the Landlord will be considered to have been duly given by the Tenant for all purposes under this lease, it being the intention that each such person, corporation or other entity irrevocably designates all other such persons, corporations and other entities or any one of them as its agents for the purpose of giving and receiving all notices required by or which may be given or received under this lease.

15.02    Registration of Lease

         The Tenant shall not register or permit the registration on its behalf of this lease or an assignment of this lease in this form in any land registry office. If the Tenant wishes to register a document for the purpose of giving notice of this lease or of an assignment of this lease, the Tenant shall obtain the Landlord's consent to the form of notice prior to its registration of the notice. The

Tenant will be responsible for payment of all costs, expenses and fees necessary for the registration of the notice.

     No instrument will be registered against title to all the Land. When the Landlord consents to the registration of an instrument, it will identify the appropriate parcel or parcels within which the Premises are situate and notice will be registered only against title to that parcel or parcels.

15.03    Quiet Enjoyment

         If the Tenant pays the Basic Rent and Additional Rent, when due and payable, and performs and complies with all the other terms, covenants and conditions on the Tenant's part to be performed and complied with, the Tenant will peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by the Landlord, or any other person lawfully claiming by, through or under the Landlord subject, nevertheless, to the terms, covenants and conditions of this lease. The Tenant acknowledges that the exercise by the Landlord of any of the rights conferred on the Landlord under this lease will not be deemed to be a constructive or actual eviction of the Tenant and will not be considered to be a breach of the Landlord's covenant for quiet enjoyment.

15.04    Landlord's Records

         The Landlord will keep proper records relating to Taxes, Operating Costs and all other items of Additional Rent payable by the Tenant. For any Lease Year in respect of which the Landlord has not provided the Tenant with statements pertaining to Operating Costs as contemplated in section 3.03, on reasonable advance written notice no earlier than six months following the end of the accounting period for purposes of the calculation of Operating Costs, the Landlord will give reasonable access to auditors from a recognized firm of chartered accountants of national standing, representing the Tenant, to inspect the Landlord's records relating to Operating Costs at the Tenant's expense. This right of inspection cannot be exercised later than 1 year following the end of the Lease Year in respect of which an inspection is requested.

15.05    Decisions

         Whenever in this lease the consent, approval, leave, designation, judgment, discretion, permission or similar decision is required of the Landlord or the Tenant or their respective architects, engineers, auditors, assessors, consultants and other similar parties, except as otherwise specifically provided in the Lease, such consents, approvals, leaves, designations, judgments, discretions, permissions or decisions shall not be withheld or exercised unreasonably and all of such parties shall be bound to act reasonably and within such time limitations as are reasonable in all the circumstances.

15.06    Acceptance of Lease

         The Tenant hereby accepts this lease of the Premises to be held by it as tenant, subject to the terms, covenants and conditions set out above and below.

                          ARTICLE XVI
                  ADDITIONAL LEASE PROVISIONS

16.01    Extension Option

     (1) At the Tenant's option, but on the conditions set out in section 16.01(2), the Landlord will extend the Term

          (a)  for a further period of 5 years (the "first extension period")
                                      ---
               beginning on October 1, 2010 and ending on September 30, 2015,
                            ---------------               ------------------
               this option referred to as the "first extension option";

          (b)  for a further period of 5 years (the "second extension period")
                                      ---
               beginning on October 1, 2015 and ending on September 30, 2020,
                            ---------------               ------------------
               this option referred to as the "second extension option".

     (2) The Tenant's options to have the Term extended, as set out in section 16.01(1), are subject to the following conditions:

          (a) The Tenant may exercise an extension option only by delivery to the Landlord of a written request for the extension no later than six calendar months prior to the expiry of the initial term or the current extension period, as the case may be.

          (b) The Landlord need not extend the Term even though the Tenant has exercised an extension option if the Tenant is in default under the lease at the time the extension period is to begin or if the Tenant has frequently or persistently been in default under the lease with respect to payment of Basic Rent or Additional Rent before the extension period is to begin.

          (c) There will be no further right to extend the Term or to renew the lease, other than as set out in this Article 16.

          (d) For certainty, no extension option may be exercised in respect of less than the entire space under lease to the Tenant in the Building immediately before the beginning of the extension period that results from the exercise of that extension option.

          (e) If the Tenant exercises an extension option, the Basic Rent payable for the Premises will be the greater of:

               (i) the Basic Rent payable during the last year of the Term or extended period of the Term as the case may be; or

               (ii) the then Current Market Rental Rate.

          (f) At the Landlord's request, the Tenant will execute and deliver a lease extending agreement, prepared by the Landlord, to document the extension of the Term in respect of each extension option that is validly exercised, subject to subsection 16.01(2)(b), all terms and conditions of this lease (except for Basic Rent) remaining the same.

          (g) If the Tenant fails to exercise the first extension option provided in this section, or if for any reason under this subsection the Term is not extended, then this section will be void and of no further force or effect and the second extension option will be void.

16.02     Landlord's Work

          The Landlord agrees to construct the Building as provided in Schedule "F" and pursuant to the time frame set out in Schedule "H" with a projected Commencement Date of November 1, 2000.

16.03     Tenant's Work and Allowance

          The Tenant acknowledges that Tenant's Work for the Initial
Premises, detailed in Schedule "G" and for the Remaining Premises, is to be carried out for the Tenant by the Landlord's contractor, Cooper Construction Limited ("Cooper"). Tenant further acknowledges that the Tenant's Work for the Initial Premises will be done contemporaneously with the Landlord's Work and pursuant to the time frame set out in Schedule "H", and that the Landlord shall deliver the Initial Premises to the Tenant on a "move-in" basis on or before the Commencement Date. All plans and specifications for the construction of the Tenant's Work for the Initial Premises shall be prepared by the Tenant's space planner in accordance with Article I of Schedule "G". All Tenant's Work will be constructed in accordance with the detailed plans, specifications and material selections and the cost estimate thereof as approved in advance by the Landlord and Tenant and shall be based on an allowance of Twenty Five Dollars ($25.00) per square foot of Rentable Area for both the Initial Premises and the Remaining Premises. The work will be carried out on an "open book" basis. The Landlord will keep the Tenant informed as to the costs expended from time to time and will provide the Tenant with a detailed accounting of the costs to construct the Tenant's Work. In the event the costs of the Tenant's Work may exceed the said allowance, the Landlord shall so inform the Tenant on a timely basis and the Tenant shall be entitled to seek alternative bids for such work. If the total cost of the work is less than the specified allowance, such underage may be applied by the Tenant towards payment of Rent. If the cost of the work exceeds the specified allowance as a result of the Tenant's actions and not those of the Landlord, such overage shall be paid directly by the Tenant to the Landlord or amortized as Additional Rent over the initial Term of the Lease, if agreed to by the Landlord.

         The Tenant acknowledges that in order for the Landlord to deliver the Initial Premises to the Tenant as scheduled, time is of the essence and that the Tenant must co-operate in an efficient and timely manner with the Landlord in finalizing all aspects of the Tenant's Work so that construction of the Tenant's Work can be carried out substantially in accordance with the time frames set out in Schedule H. The Tenant covenants that it will carry out its obligations with respect to the finalization of the plans, specifications and costing of the Tenant's Work in a professional and diligent manner so as not to cause the Landlord any delay in fulfilling its scheduled obligations to deliver the Initial Premises on time.

16.04    Tenant's Right of Cancellation


         Notwithstanding anything in this lease to the contrary, the Tenant shall have the right to cancel the lease if the Commencement Date has not occurred by February 28, 2001, subject to any extension of the Commencement Date as a result of Excusable Delay as provided for in section 10.09, provided however, if the Commencement Date has not occurred by April 30, 2001, regardless of any Excusable Delay, the Tenant may cancel the Lease, provided however the Tenant shall give written notice of such cancellation to the Landlord within twenty (20) days after February 28, 2001 or April 30, 2001, as the case may be.

16.05    Payment of Tenant's Overholding Costs

         In the event the Landlord is delayed in providing to the Tenant the Initial Premises (including the work to be completed for the Tenant as specified in this section 16.03) by December 31, 2000 ("Deadline Date"), the Landlord shall pay the Tenant's lease obligations at its existing premises (the "Current Premises") containing approximately 24,000 square feet of rentable area on the main and second floors of 3370 South Service Road, Burlington, Ontario, incurred as a result of Tenant's remaining in its Current Premises, including, without limitation, overholding rent and other charges, fees, reimbursements, indemnification amounts and damage amounts that the Tenant is required to pay under its lease for the Current Premises, the rent payable by the Tenant for the term of the first one year renewal of the lease of the Current Premises if the Tenant is required to exercise its option to renew such lease provided the Tenant shall give 15 days' written notice to the Landlord prior to exercising such option and any other costs incurred by the Tenant as a result of unavailability of the Initial Premises by the Deadline Date, (such excess costs hereinafter collectively referred to as "Overholding Costs"). The Tenant shall deliver a copy of its existing lease to the Landlord within 3 business days of request of same by the Landlord. The Tenant shall deliver to the Landlord copies of invoices and supporting material ("Invoices") received from the Tenant's existing landlord requesting the Tenant's payment of the Overholding Costs. The Landlord shall pay to the Tenant the Overholding Costs within

30 days of delivery of the Invoices. Provided that if the Tenant has not elected to cancel this Lease, the Landlord shall be responsible for the Overholding Costs until such time as the Tenant takes occupancy of the Initial Premises.

16.06    Liquidated Damages

         Notwithstanding any Excusable Delay and in addition to the obligation to pay Overholding Costs as specified in section 16.05, the Landlord shall pay to the Tenant, as liquidated damages and not as a penalty, for its failure to deliver the Initial Premises to the Landlord by the Commencement Date the sum of $100.00 for every day that the Commencement Date is extended beyond November 15, 2000, until December 31, 2000, and the sum of $200.00 for every day that the Commencement Date is extended beyond December 31, 2000; provided such damages shall cease effective the date in which the Tenant may have elected to cancel the lease as provided for in section 16.04.

16.07    Rent Free Days

         In addition to the liquidated damages provided for in section 16.06, the Tenant shall be entitled, if it elects to continue the lease, to one (1) day of free Rent for each day that the Commencement Date is delayed beyond March 1, 2001, regardless of Excusable Delay.

16.08    Option on Additional Space

         Within twelve (12) months of the Commencement Date the Tenant may give notice to the Landlord that it wishes to lease space in addition to the Premises, such space to be not less than 50% of the Rentable Area in a building to be built by the Landlord within the Office Campus. The Landlord and the Tenant shall negotiate in good faith the Rent, the Term, the amount and location of space to be taken by the Tenant and such other terms as may be material to such new lease arrangement within thirty (30) days of receipt of such notice by the Landlord. All other terms of the new lease shall be the same as contained herein. The Landlord shall construct the new building within 14 months from the date of the agreement between the Landlord and the Tenant on the terms of such new lease.

16.09    Comparable Development

         Whenever the phrase "comparable development" is used in this lease, it shall mean any office building or group of office buildings within the Greater Toronto Area being of a similar size, age, nature, character and use.

16.10    Management Responsibility and Fees

         The Landlord agrees to manage the Building and Office Campus in a professional manner as would a prudent owner of a first class commercial complex. The Landlord recognizes the Tenant's interest as a major tenant in the Building in insuring that the Building is maintained in the most cost effective manner and agrees that the Tenant may undertake certain aspects of the maintenance and custody of the Premises including, without limitation, security, cleaning and maintenance. To the extent that the Tenant undertakes any of such functions, the Tenant shall be solely responsible for the cost thereof which shall not be included in Operating Costs. The Landlord and the Tenant shall agree on the various items which the Tenant may wish to undertake itself. To the extent that the Tenant undertakes and pays for such matters that would otherwise be included in Operating Costs if performed by the Landlord, the Landlord agrees that the Tenant's share of the management fee included in Operating Costs shall be reduced proportionately. Such reduction shall be in the same ratio that the cost of such undertakings by the Tenant bears to sum of the Operating Costs and the cost of such undertakings.

         IN WITNESS WHEREOF the Landlord and the Tenant and where applicable the Indemnifier have signed this lease as of the day and year first above written.

                               WESTBURY INTERNATIONAL (1991) CORPORATION

                               Per:
                                    ------------------------------------------
                               Name:
                               Title:


                               Per: /s/ Mike Degroote
                                    ------------------------------------------
                               Name: MIKE DEGROOTE
                               Title: PRESIDENT, CEO

                               We have authority to bind the Corporation

                               LEGATO SYSTEMS, INC.

                               Per: /s/ Steve Wise
                                   -------------------------------------------
                               Name:    Steve Wise
                               Title:   Chief Financial Officer
                               Per: /s/ Louis C. Cole
                                   -------------------------------------------
                               Name:    Louis C. Cole
                               Title:   CEO/President

                               We have authority to bind the Corporation

                                  SCHEDULE "A"

                attached to and forming part of the Lease between
                         Legato Systems, Inc. ("Tenant")
                                       and
             Westbury International (1991) Corporation ("Landlord")


                      Description of Land ("Office Campus")
                      -------------------------------------


Part of Block 1, Plan 20M-473
City of Burlington, in the Regional Municipality of Halton






                         Description of Land ("Building")
                         -------------------------------

Part of Block 1, Plan 20M-473
City of Burlington, in the Regional Municipality of Halton being Parts 1 through 8 inclusive on Plan 20R-._______

                                  SCHEDULE "B"

               attached to and forming part of the Lease between
                        Legato Systems, Inc. ("Tenant")
                                      and
             Westbury International (1991) Corporation ("Landlord")


                           Plan of the Office Campus
                           -------------------------

                            Westbury Business Park 1
                              Burlington, Ontario



                                   [GRAPHIC]

                                 SCHEDULE "C-1"

               attached to and forming part of the Lease between
                        Legato Systems, Inc. ("Tenant")
                                      and
             Westbury International (1991) Corporation ("Landlord")



                   Floor Plans of the Premises--Ground Floor
                   -----------------------------------------



                                  [FLOOR PLAN]

                                 SCHEDULE "C-2"

               attached to and forming part of the Lease between
                        Legato Systems, Inc. ("Tenant")
                                      and
             Westbury International (1991) Corporation ("Landlord")


                   Floor Plans of the Premises--Second Floor
                   -----------------------------------------


                                  [FLOOR PLAN]

                                 SCHEDULE "C-3"

               attached to and forming part of the Lease between
                        Legato Systems, Inc. ("Tenant")
                                      and
             Westbury International (1991) Corporation ("Landlord")



            Floor Plans of the Premises--Typical Floor (Floors 3-7)
            -------------------------------------------------------



                                 [FLOOR PLANS]

                                  SCHEDULE "D"

                attached to and forming part of the Lease between
                         Legato Systems, Inc. ("Tenant")
                                       and
             Westbury International (1991) Corporation ("Landlord")


                              Rules and Regulations
                              ---------------------

 1.  ADDITIONAL LOCKS PROHIBITED

     The Tenant shall not install, alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without providing Landlord with a copy of any keys or access cards, as the case may be, for such locks. The Landlord will supply the Tenant with two (2) keys for the entrance door to the Premises and all locks (both within the Premises and on the access doors to the Premises) will be standard to permit access by the Landlord's master key. The Tenant may not make or permit duplicate keys to be made, but the Landlord will supply the Tenant with additional keys, as may be reasonably required, upon the Tenant's written request and at the Tenant's expense. On termination of the Tenant's lease, the Tenant will surrender to the Landlord all keys to the Premises and to other parts of the Office Campus. No changes may be made to existing locks (within the Premises or on the access doors to the Premises) or to the lock mechanisms without the Landlord's approval and co-ordination. All entrance doors to the Premises must be left locked when the Premises are not in use.

2.   ACCESS OUTSIDE BUSINESS HOURS

     The Landlord may require all persons entering and leaving the Building outside Business Hours to identify themselves to the satisfaction of a watchman or security guard and to register and to comply with other security rules on entering and leaving the Building. The Landlord may deny access to the Premises outside Business Hours to anyone who is not authorized by the Tenant in writing, by pass or otherwise, in a form approved by the Landlord, to have access to the Premises or who does not have a key to the Premises, and the Landlord need not open the door to the Premises to admit anyone who does not have a key. When security service is in effect, the Landlord may designate one or more entrances and exits through which entrance to, deliveries to and exit from the Building must be made. The Landlord may prevent removal of goods from the Building by anyone who does not have satisfactory written authorization to do so. The Landlord may institute a photo identification security system in which case identification cards may be obtained from the Landlord at the Tenant's expense. The Tenant is responsible for all persons who it authorizes to have access to the Building and is liable to the Landlord for all their acts while in the Office Campus. The Landlord may require the names of all persons entitled to enter the Premises outside of Business Hours. Anyone found in the Building without appropriate identification will be subject to surveillance by the Landlord's employees and agents. The Landlord is, however, not responsible for failure to enforce this rule.

 3.  EVACUATION PROCEDURES

     The Landlord may, from time to time, publish emergency fire regulations and evacuation procedures in consultation with the applicable municipal authorities.

 4.  OVERCROWDING

     The Tenant may not invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use or enjoyment of the

--------------------------------------------------------------------------------


entrances, lobbies, corridors, elevators or facilities of the Office Campus by other tenants and the Tenant will not permit the Premises to be or become overcrowded.

5.   INGRESS AND EGRESS

     The entrances, lobbies, hallways, corridors, passages, stairwells, elevators if any, and other facilities of the Building are for use only for access to and exit from the Premises and other parts of the Building and they are not to be obstructed or misused. No waste paper, dust, garbage, refuse or anything else that would obstruct the entrances, lobbies, hallways, corridors, passages, stairwells, elevators or other facilities of the Building or tend to make them appear unclean or untidy may be placed there.

6.   OBSTRUCTIONS

     The windows and entrance doors, if any, that reflect or admit light or air into the halls, passageways, or other public places in the Building may not be covered or obstructed, except by blinds and drapes approved by the Landlord and properly used. No books, packages, files, papers, bottles, flower pots, or any other articles of any kind may be placed upon or hung from any window sills or on the perimeter heating or ventilating units.

     Nothing may be thrown or dropped out of the windows or doors or down the passageways or stairs or elevator shafts or from the terraces nor may anything be swept into the corridors, elevator lobbies or stairwells of the Building.

7.   RESTRICTIONS OF NOISE

     No improper, unseemly or disturbing noise may be made in the Building nor may any musical or sound-producing instrument or device be operated or used inside the Premises in a way that may be heard outside the Premises. The Tenant will not disturb or interfere with, or permit the disturbance of or interference with, other occupants of the Building or of neighboring buildings.

8.   NO CANVASSING

     Canvassing, soliciting and peddling in the Building are prohibited and the Tenant will co-operate to prevent such activities.

9.   PLUMBING

     The toilets, urinals, water closets, sinks and other water apparatus may not be used for any purposes other than those for which they were constructed, and no sanitary napkins, sweepings, rubbish, grease, rags, ashes or other substances or materials may be thrown into them. Any damage resulting from misuse shall be borne by the tenants by whom or by whose agents, employees, invitees or licensees the damage was caused. Water may not be run unless it is in actual use.

10.  CARE OF WALLS

     The Tenant shall be responsible to repair damage caused by driven nails, spikes, hooks or screws into any part of the Premises.

11.  OPENING OF DOORS & WINDOWS

     When the Premises are not in use during the day or evening, all windows and doors, if any, leading or opening directly outdoors and all other doors must be securely closed to avoid possible damage from fire, storms, rain or freezing.

--------------------------------------------------------------------------------


12.  PLACING OF HEAVY OBJECTS

     No safe, business machine or other heavy office equipment may be brought into or taken out of the Premises or the Building or positions, constructed, installed or moved anywhere in the Premises or the Building without the Landlord's prior written consent or other than in accordance with the Landlord's requirements. No such moving may take place during Business Hours without the Landlord's prior written consent. All damage done to the Building by moving or using any heavy equipment or other office equipment or furniture will be repaired at the Tenant's expense.

13.  DELIVERIES

     The Landlord may designate which entrance or entrances may be used for deliveries to and from the Building. The Landlord may restrict and regulate the use of public areas of the Building for deliveries (including, but not limited to, the right to allocate the elevator and the reasonable hours of use of same for delivery service). The Landlord may require at least 24 hours notice of the Tenant's desire to use the elevators, which in all cases will be subject to availability. No freight or bulky matter of any description will be received into the Building or carried in the elevators except during hours approved by the Landlord.

14.  NO DEBRIS

     No debris, garbage, trash or refuse may be placed or left in or upon any part of the Building outside of the Premises and the Tenant may not permit any undue accumulation of debris, garbage, trash or refuse in or outside the Premises. The Premises must be kept tidy and free from rubbish, and rubbish must be deposited in receptacles which are either designated or clearly intended for waste.

15.  WINDOW CLEANING

     The Tenant will permit window cleaners to clean inside and outside windows during Business Hours.

16.  FLOOR COVERINGS

     The Tenant may not, without the Landlord's prior written consent, lay floor coverings other than unaffixed rugs. To the extent that any floor covering is approved by the Landlord, it or any underpadding that is affixed to the floor may only be affixed with a paste or other water-soluble material, the use of cement or similar adhesive material being expressly prohibited.

17.  DRAPES, ETC.

     The Tenant is responsible for cleaning drapes, curtains and other window coverings and carpets, broadloom and other floor coverings that may be installed in its Premises, whether installed by the Landlord or the Tenant. No curtains, blinds, shades or screens may be attached to, or hung in, or used in connection with, any window or door of the Premises without the Landlord's prior written consent. Curtains, blinds, shades, screens and all other window coverings must be of a quality, type, design and neutral colour, and attached in a manner, approved by the Landlord in writing. No window covering will be approved for use unless it is of an open-weave material and is installed so as not to affect detrimentally glass or air circulation.

18.  NO SLEEPING

     The Premises may not be used for sleeping, lodging or residential purposes or for the storage of personal effects or articles other than those required for business purposes

No space in the Building may be used for manufacturing or for any immoral or illegal purposes.

          No space may be used for the storage of merchandise or for the sale of merchandise, goods or property, and no auction sales may be made by the Tenant without the Landlord's prior written consent.

19.       USE OF NAME

          Tenants may not use the name of the Office Campus or the name of the Landlord in any advertising without the Landlord's prior written consent.

20.       PERMITS

          If any apparatus used or installed by the Tenant requires a permit as a condition for its installation, the Tenant must file a copy of the permit with the Landlord.

21.       TAX AUTHORITY REQUESTS

          The Tenant will promptly notify the Landlord of all requests by any taxing authority for information relating to the Premises (including Leasehold Improvements, machinery and equipment) or the Tenant's occupation or use thereof and any such information to be given by the Tenant to the taxing authority will be forwarded by the Tenant to the Landlord for delivery to the taxing authority.

22.       TENANTS' REQUIREMENTS

          Tenants' requirements will be attended to only upon written application to the building manager or such other authorized representative as the Landlord may from time to time designate in writing. The Landlord's employees will not perform any work or do anything outside of their regular duties, unless under specific instructions from the Landlord's management office, from the building manager or from such other authorized representative as designated by the Landlord in writing.

23.       ANIMALS, BIRDS PROHIBITED

          No animals or birds of any kind may be brought into or kept in or about the Office Campus.

24.       PARKING

          The parking of cars in any parking lot or parking garage will be subject to the reasonable regulations of the Landlord.

 25.      CO-OPERATION

          It is the Tenant's duty to assist and co-operate with the Landlord in preventing damage to the Premises.

 26.      BICYCLES PROHIBITED

          No bicycles or other vehicles shall be brought within the Building without the written consent of the Landlord.

27. Notwithstanding the foregoing, nothing contained herein shall in any way interfere with the Tenant's ability to undertake maintenance and custody of the Premises as set forth in Section 16.10 of the Lease.

                                  SCHEDULE "E"

                attached to and forming part of the Lease between
                         Legato Systems, Inc. ("Tenant")
                                       and
             Westbury International (1991) Corporation ("Landlord")

             Method of Measurement of Rentable Area and Useable Area
             -------------------------------------------------------

Measurement of Rentable Area and Useable Area shall be measured in accordance with BOMA standard method for measuring floor area (ANSI-BOMAZ65.1 - 1996).

                                  SCHEDULE "F"

                attached to and forming part of the Lease between

                         Legato Systems, Inc. ("Tenant")

                                       and

             Westbury International (1991) Corporation ("Landlord")


                                 LANDLORD'S WORK
                                 ---------------

                                    ARTICLE I
                    GENERAL DESIGN AND CONSTRUCTION CRITERIA

1.01 Landlord is responsible for delivery of the Building and all related site improvements in a timely manner and in accordance with drawings and specifications prepared by its architectural, structural, mechanical and electrical consultants as described herein.

1.02 In addition, Landlord will construct, or cause to be constructed, the Leasehold Improvements within the premises ("Tenant's Work") in accordance with the provisions of Section 16.03, Tenant's Work and Allowance, of the Lease.

1.03 The Landlord shall, upon completion of the Initial Premises, completed as to both Landlord's Work and Tenant's Work, deliver to the Tenant occupancy permits or such other confirmations as may be available from all regulatory authorities having jurisdiction over the Premises that the Initial Premises can be occupied by the Tenant. In addition the Initial Premises shall be fully finished (subject to only minor finishing items) such that the Tenant shall be fully operational in all aspects of its business from the Initial Premises.

1.04 Subject to the provisions hereof, Tenant is free to utilize designers, space planners and equipment suppliers of its choice.

1.05 Tenant is responsible for preparation of all design drawings and plans and specifications relating to completion of the Premises for occupation by Tenant.

1.06 Tenant shall impose and enforce all terms hereof on any designer, space planners and equipment suppliers engaged by Tenant.


                                   ARTICLE II
                     LANDLORD'S DRAWINGS AND SPECIFICATIONS

2.01 As soon as practicable after acceptance of the Offer to Lease or leased, Landlord shall deliver to Tenant Drawings and Specifications containing basic information pertinent to the Premises as set out in
          Article 2.02, and shall advise Tenant of its schedule for completion of Landlord's Work and Tenant's Work.

2.02 The Drawings and Specifications will contain the following information about the Premises:

          (a) A dimensioned outline floor plan or plans showing the building module.

          (b) Dimensioned structural drawings showing the size and layout of the framing for the floor(s).

          (c)      Dimensioned mechanical drawings showing the location of:

                   (i) primary and secondary air distribution ductwork and controls for an open floor plan,

                   (ii) sprinkler system for an open floor plan,

--------------------------------------------------------------------------------


                  (iii) heating and cooling units and controls for an open floor plan,

                  (iv) water supply and drainage systems, and access for Tenant connections,

                  (v)   fire hose cabinets,

                  (vi)  life safety systems.

         (d) Dimensioned electrical drawings and reflected ceiling plan or plans showing the location of:

                  (i) Recessed fluorescent lighting fixtures for an open floor plan,

                  (ii)  fire detection and fire warning systems,

                  (iii) electrical panels, and empty conduit and junction boxes,
                        and

                  (iv) telephone back-board panels, and empty conduit or cable trays.

2.03 Tenant's designer, space planner and equipment suppliers are responsible to become familiar with the Building working drawings, design criteria and construction procedures to permit completion of proper and adequate architectural, structural, mechanical and electrical working drawings for Tenant's Work.


                                   ARTICLE III
                                 LANDLORD'S WORK

3.01 At no cost to Tenant, Landlord shall supply the Premises improved and finished to the extent described in Article 3.02.

3.02 Landlord shall provide the following (the "Landlord's Work"), all in accordance with the Building Standard (being the quantity and quality of materials, finishing and workmanship from time to time specified by Landlord for the Building):

         (a)      Service Core        Complete with finished elevators (with
                                      security lock-off system if included in
                                      the Building Standard), elevator lobby
                                      (with carpet, lights, and finished walls and ceiling, except in the case of full floor tenancies), stairways, ventilation shafts, and finished and painted electrical/telephone and janitor rooms, and mechanical room if any.

         (b)      Doors               Finished doors, complete with frame, trim
                                      and hardware, installed on washrooms,
                                      stairwells, and electrical, janitor, and mechanical and telephone rooms.

         (c)      Ceilings            Installed modular ceiling suspension
                                      system based on a 1500 mm (5'-0") module, with 500 mm by 1500 mm (20" x 60" fissured lay-in acoustic tiles delivered to premises for installation.

         (d)      Lights              Installed recessed fluorescent 20" x 60"
                                      light fixtures, complete with 0.125" clear prismatic acrylic lenses, including initial installation of lamps and ballasts, wired to electrical distribution panel(s), for an open floor plan. Fixtures will feature two 4 ft. white T-8 lamps with 347 v electronic ballast and will provide 60 F.C. illumination at desk level for an open floor plan. The lighting system will have a computer controlled time management system for energy efficiency and conservation.

         (e)      Floors              Poured in place concrete floor with
                                      trowelled finish, level to specified
                                      tolerances and designed to floor loading capacity of 50 lbs. per sq. ft. live load plus 25 lbs. per sq. ft. partition load.

--------------------------------------------------------------------------------


          (f)     Heating, Cooling    Perimeter and interior zone heating,
                  and Ventilation     cooling and ventilation by individual
                                      heat pump units distributed to an open
                                      floor plan complete with controls and
                                      thermostats. Each floor will comprise
                                      twenty separately zoned areas. Fresh air for ventilation will be provided on a constant basis at 20 C.F.M. per person.
                                      System will incorporate a continuous
                                      general exhaust system and a steam
                                      humidification system. Cooling tower
                                      located in mechanical penthouse.

         (g)      Water and Drainage  Access at a central location to domestic cold and hot water, drainage and vent
                                      systems.

         (h)      Washrooms           Two common washrooms finished with ceramic
                                      tile floors and walls, painted drywall
                                      ceilings, plastic laminate vanities,
                                      factory painted metal toilet partitions, washroom accessories, plumbing fixtures, lighting and all mechanical services. All washroom fixtures will be white vitreous china with electronic "no touch" faucets.

         (i)      Electrical          Building will be powered by 1500 KVA
                                      pad-mounted transformer with secondary
                                      voltage of 347/600 v 3-phase 4-wire.
                                      Access at panels in electrical closet for distribution of Building Standard electrical power. Design capacities are as follows: 1.25 watts per sq. ft. for lighting; 3 watts per sq. ft. for clean power (computers and electronic equipment); and 2 watts per sq. ft. for regular power (copiers, serveries, etc.).
                                      Each floor will include a telephone
                                      closet providing adequate telephone, data and fibre optic risers with vertical sleeves to accommodate Tenant distribution.

         (j)      Window Coverings    If included in the Building Standard,
                                      window coverings installed on all exterior windows.

         (k)      Sprinklers          A sprinkler system with heat detectors for
                                      an open floor plan. Semi-recessed chrome sprinkler heads to be turned down. The system will be monitored by a "notifier" addressable fire alarm system.

         (l)      Walls               Perimeter walls and columns shall be
                                      drywalled, sanded and primed ready for
                                      painting. Corridor and demising
                                      partitions, except in the case of
                                      full-floor tenancies will be full-height slab-to-slab height partition constructed of 2 1/2" metal studs at 16" on centre, with one layer of W' gypsum board each side and 2W' sound attenuation blankets between; walls taped, sanded and ready for paint.


         (m)      Entrance Doors      Except in the case of full floor
                                      tenancies, one Building Standard entrance door complete with frame, trim and hardware. If required by the applicable fire code, a second Building Standard exit door.


         (n)      General Exhaust     If available and included in the Building
                  System              Standard, access to the general exhaust
                                      system ducts for reproduction, photocopy, arid other office-type equipment requiring special exhaust systems.

         (o)      Security System     Access to the Building will be controlled
                                      by a keyless card entry system to the
                                      Building perimeter and elevators.

3.03 Landlord shall carry out such work with all due diligence. It is understood that certain of Landlord's Work can only be undertaken at the same time as or subsequent to work done by Tenant, and that certain work (including correction of deficiencies) may be undertaken or completed subsequent to the Commencement Date of the Lease executed by Landlord and Tenant.

                                  SCHEDULE "G"

                attached to and forming part of the Lease between

                         Legato Systems, Inc. ("Tenant")

                                       and

             Westbury International (1991) Corporation ("Landlord")


                                  TENANT'S WORK
                                  -------------

                                    ARTICLE I
                        TENANT'S PLANS AND SPECIFICATIONS

    1.01 On or before February 1, 2000, Tenant shall deliver to Landlord a narrative space planning program describing the scope of the Tenant's Work.

    1.02 On or before May 1, 2000, Tenant shall deliver to Landlord sufficient plans and specifications for Tenant's Work for tendering purposes and building permit application, and such other information as may be reasonably requested by Landlord. Such plans and specifications shall include floor plans, interior elevations, details of any special installations which will affect the Building or perimeter walls of the Premises, complete plans for all mechanical, plumbing and electrical work, specifications for all materials and finishes to be used, and performance characteristics for fixtures and equipment. Where applicable, such plans and specifications shall include sections and elevations for Tenant entries, details of signage (which shall conform to Landlord's sign criteria), reflected ceiling plans, and changes in sprinkler head locations.

    1.03 Not more than 10 working days after receipt by Landlord of plans and specifications referred to in Articles 1.01 and 1.02, Landlord shall notify Tenant either of its approval thereof or of the changes required. If Landlord notifies Tenant that changes are required, Tenant shall within 15 working days of such notification submit to Landlord, for its approval, plans and specifications amended in accordance with the changes so required.

    1.04 Not more than 10 working days after the Landlord's approval of the final Tenant's Plans and Specifications, the Landlord will advise the Tenant as to the cost of the Tenant's Work in accordance with the provisions of Section 16.03, Tenant's Work and Allowance, of the Lease. The cost of the Tenant's Work will be detailed on a spreadsheet analysis supported by three competitive tenders for each element of the work along with a recommendation for awarding subcontractors, to be approved by the Tenant. It is acknowledged that the cost of Tenant's Work shall include General Conditions which cover the contractor's incremental direct job costs of superintendency, project management and insurance only in the amount of $67,000.00, consultants' fees including interior design based on $2.50 per sq. ft., and contractor's fee of 4.5%.


                                   ARTICLE II
                                  TENANT'S WORK

     2.01 All work required to complete the Premises for occupancy which is not set out in Article 1.02 (the "Tenant's Work") shall be performed by Landlord.


     2.02 Landlord shall provide permits, fees, work and materials required to complete the Premises for occupancy except as set out in
             Article 1.02, including but not limited to the following:

             (a)     Ceilings     Modification of ceiling suspension system as
                                  required, and installation of all lay-in acoustic tiles supplied by Landlord.

--------------------------------------------------------------------------------


             (b)     Lights          Relocation of lights, or supply and
                                     installation of supplementary lights (which shall not cause Building Standard load to be exceeded) and all light switching. Panel breakers are not acceptable for switching.

             (c)     Walls, Doors    Supply, installation and finishing of all
                     and Decorating  interior partitions, doors (including and
                                     in the case of full floor tenancies, doors to elevator lobby), fixtures, and furnishings, and decoration and finishing of all surfaces within the Premises.
                                     Upgraded variations of the Building
                                     Standard entrance door are available at
                                     Tenant's expense.

             (d)     Floors          Supply and installation of carpet and base
                                     or other floor coverings.

             (e)     Heating,        Supply and installation of any approved
                     Cooling and     modification to the systems, including
                     Ventilation     additional units, controls, and special
                                     ventilation, cooling and exhaust
                                     requirements.

             (f)     Water and       Supply and installation of any plumbing
                     Drainage        services to and in the Premises (e.g.
                                     private washrooms, kitchens, etc.) all from the point of access provided by Landlord.

             (g)     Elevator        If security lock-off system is included in
                     Lobbies         the Building Standard, connections to such
                                     system if required by full floor tenancies.

             (h)     Power           Supply and installation of electrical
                                     distribution systems for power and
                                     supplementary lighting to and in the
                                     Premises from the electrical room,
                                     including any special electrical systems
                                     (e.g. for reproduction equipment,
                                     computers, etc.) and any approved
                                     modifications to base Building systems to accommodate the same.

             (i)     Sprinklers      Supply and installation of any approved
                                     modifications to the sprinklers, fire
                                     detection and fire warning systems, and to the sprinkler system. Supply and installation of safety and emergency equipment and lighting as required by Tenant or any regulatory authority having jurisdiction which is additional to the base systems provided by Landlord. Supply and installation of all fire extinguishers within the Tenant's Premises.

             (j)     Stairways       If Tenant occupies two or more floors,
                                     where structurally feasible, stairways and other means of private access between such floors required by Tenant and approved by Landlord, including approved modifications to the base Building structure framing and floor slab.

             (k)     Telephones      Supply and installation of telephone and
                                     communication systems to and in the
                                     Premises from the electrical or telephone rooms, provided that Landlord may require all or portions of equipment servicing such systems to be contained within the Premises.


             (1)     Special         Supply and installation of any special
                     Services        services required by Tenant and approved
                                     by Landlord (e.g. natural gas, compressed air, auxiliary condenser water system, auxiliary exhaust system, emergency power, uninterrupted power supply, etc.).



    2.03 Modifications to the base Building systems and special requirements of Tenant can be considered by Landlord only if applied for at the time Tenant's plans and specifications are submitted for approval and if they are compatible with the capacity and character of the Building. Any such approved modifications shall be made at Tenant's expense and by Landlord's contractor.

                                  SCHEDULE "H"

               attached to and forming part of the Lease between
                        Legato Systems, Inc. ("Tenant")
                                      and
             Westbury International (1991) Corporation ("Landlord")


                             CONSTRUCTION SCHEDULE
                             ---------------------


                                    [CHART]